                                                                   Exhibit 10.16

                                LEASE AGREEMENT
                                ---------------

        THIS LEASE AGREEMENT ("Lease"), made as of the 31st day of August, 1999, by and between CP GAL PLAINFIELD, LLC, a Delaware limited liability company having an address of 805 South Figueroa Street, Suite 3500, Los Angeles, California 90017 ("Landlord"), and GALYAN'S TRADING COMPANY, INC., an Indiana corporation having an office at 2437 East Main Street, Plainfield, IN 46168 ("Tenant").

                                   Agreement
                                   ---------

Landlord and Tenant agree as follows:

1.      Demise of Premises. Landlord demises and lets to Tenant, and Tenant
        ------------------
        takes and leases from Landlord, for the Term (defined below) and upon the provisions specified in this Lease the following described property (the "Leased Premises"):

        (i)    the lot or parcel of land described in Exhibit A to this Lease,
                                                      ---------
               together with the easements, rights and appurtenances thereunto belonging or appertaining (the "Land");

        (ii) the buildings, structures and other improvements on the Land (collectively, the "Improvements"); and

        (iii) the machinery and equipment which is attached to the Improvements in such a manner as to become fixtures under applicable law, together with all additions and accessions thereto, substitutions therefor and replacements thereof permitted by this Lease (collectively, the "Equipment");

        excepting therefrom the Trade Fixtures.

2.      Certain Definitions.
        -------------------

        (a) "Additional Rent" means all amounts, costs, expenses, liabilities, indemnification obligations and/or other obligations (including but not limited to Tenant's obligation to pay any Net Awards or Purchase Price under this Lease) which Tenant is required to pay pursuant to the terms of this Lease other than Basic Rent.

        (b) "Adjoining Property" means all sidewalks, curbs, gores and vault spaces adjoining the Leased Premises.

        (c) "Alteration" or "Alterations" means any or all changes, additions (whether or not adjacent to or abutting any then existing Improvements), expansions (whether or not adjacent to or abutting any then existing Improvements), improvements, reconstructions, removals or replacements of any of the Improvements or Equipment, both interior or exterior, and ordinary and extraordinary.

        (d)    "Basic Rent" means Basic Rent as defined in Section 6.

        (e) "Basic Rent Payment Dates" means the Basic Rent Payment Dates as defined in Section 6.

        (f)    "Casualty Purchase Price" is defined in Section 15(j)(i).

        (g)    "Casualty Purchase Offer" is defined in Section 15(j)(ii).

        (h)    "Commencement Date" means the Commencement Date as defined in
               Section 5.

        (i)    "Condemnation" means a Taking and/or a Requisition.

        (j) "Condemnation Termination Date" means the Condemnation Termination Date as defined in Section 13(b)(i).

        (k)    "Default Rate" means the Default Rate as defined in Section
               19(b)(iv).

        (l)    "Equipment" means the Equipment as defined in Section 1.

        (m)    "Event of Default" means an Event of Default as defined in
               Section 19(a).

        (n) "GMAC" shall mean GMAC Commercial Mortgage Corporation or its successor in interest as Lender under the GMAC Loan.

        (o) "GMAC Loan" means the loan made by GMAC Commercial Mortgage Corporation to Landlord on August 31, 1999.

        (p)    "Impositions" means the Impositions as defined in Section 8.

        (q)    "Improvements" means the Improvements as defined in Section 1.

        (r) "Insurance Requirement" or "Insurance Requirements" means, as the case may be, any one or more of the terms of each insurance policy required to be carried by Tenant under this Lease and the requirements of the issuer of such policy, and whenever Tenant shall be engaged in making any Alteration or Alterations, repairs or construction work of any kind (collectively, "Work"), the term "Insurance Requirement" or "Insurance Requirements" will be deemed to include a requirement that Tenant obtain or cause its contractor to obtain completed value builder's risk insurance when the estimated cost of the Work in any one instance exceeds the sum of $500,000 and that Tenant or its contractor shall obtain worker's compensation insurance or other adequate insurance coverage covering all persons employed in connection with the Work, whether by Tenant, its contractors or subcontractors and with respect to whom death or bodily injury claims could reasonably be asserted against Landlord.

        (s)    "Land" means the Land as defined in Section 1.

        (t) "Law" means any constitution, statute, code, ordinances, orders, judgments, decrees, injunctions, rules, regulations and requirements, even if unforeseen or extraordinary, of every duly constituted governmental authority or agency (but excluding those which by their terms are not applicable to and do not impose any obligation on Tenant, Landlord or the Leased Premises).

        (u)    "Leased Premises" means the Leased Premises as defined in Section
               1.

        (v) "Legal Requirement" or "Legal Requirements" means, as the case may be, any one or more of all present and future Laws and all covenants, restrictions and conditions now of record which may be applicable to Tenant, Landlord (with respect to the Leased Premises) or to all or any part of or interest in the Leased Premises, or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction of the Leased Premises, in each case, even if compliance therewith:
               (i) necessitates structural changes or improvements (including changes required to comply with the "Americans with Disabilities Act") or results in interference with the use or enjoyment of the Leased Premises; or (ii) requires Tenant to carry insurance other than as required by the provisions of this Lease.

        (w) "Lender" means an entity identified as such in writing to Tenant which makes a Loan secured by a Mortgage and evidenced by a Note or which is the holder of the Mortgage and Note as a result of an assignment thereof.

        (x) "Loan" means a loan made, from time-to-time during the Term, by a Lender secured by a Mortgage and evidenced by a Note.

        (y) "Mortgage" means a first priority mortgage or similar first lien security instrument hereafter executed covering the Leased Premises and in favor of Lender.

        (z) "Net Award" means the entire award payable to Landlord by reason of a Condemnation, less any reasonable out-of-pocket expenses incurred by Landlord in collecting such award.

        (aa) "Net Proceeds" means the entire proceeds of any insurance required under clauses (i), (iv), (v) or (vi) of Section 14(a), less any actual and reasonable out-of-pocket expenses incurred by Landlord in collecting such proceeds.

        (bb) "Note" or "Notes" means a promissory note or notes now or hereafter executed to Lender, which Note or Notes will be secured by a Mortgage.

        (cc) "Permitted Encumbrances" means those covenants, restrictions, reservations, liens, conditions, encroachments, easements and other matters of title that affect the Leased Premises as of the date of Landlord's acquisition of the Leased Premises and any matters created and permitted under and pursuant to the express terms of this Lease or expressly consented to by Landlord, excepting, however, any mortgage placed on the Leased Premises for the purpose of securing the Loan.

        (dd)   "Purchase Price" is defined in Section 13(b)(i)(B).


        (ee) "Replacement Equipment" means Replacement Equipment, as defined in Section 11(d).

        (ff) "Requisition" means any temporary condemnation or confiscation of the use or occupancy of the Leased Premises by any governmental authority, civil or military, whether pursuant to an agreement with such governmental authority in settlement of or under threat of any such requisition or confiscation, or otherwise.

        (gg)   "Restoration" means the Restoration as defined in Section
               13(c)(i).

        (hh) "State" means the State or Commonwealth in which the Leased Premises is situated.

        (ii) "Taking" means any taking of the Leased Premises or any portion thereof in or by condemnation or other eminent domain proceedings pursuant to any Law, general or special, or by reason of any agreement with any condemnor in settlement of or under threat of any such condemnation or other eminent domain proceedings or by any other means, or any de facto condemnation.

        (jj)   "Term" means the Term as defined in Section 5.

        (kk)   "Termination Date" means the Termination Date as defined in
               Section 19(b)

        (ll) "Trade Fixtures" means all fixtures, equipment and other items of personal property (whether or not attached to the Improvements) which are owned by Tenant and used in the operation of the business conducted on the Leased Premises.

        (mm) "Trustee" means a federally insured bank or other financial institution selected by Landlord and Tenant and reasonably satisfactory to any Lender. With Lender's consent, Landlord and Tenant may select Lender as the Trustee. As of the date of this Lease, GMAC Commercial Mortgage Corporation, the current Lender, is the initial Trustee.

3.      Title and Condition.
        -------------------

        (a) The Leased Premises are demised and let "as is," "where is" subject to: (i) the Permitted Encumbrances; (ii) all Legal Requirements and Insurance Requirements, including any existing violation of any thereof; and (iii) the condition of the Leased Premises as of the commencement of the Term, in each case, without representation or warranty by Landlord. The recital of the Permitted Encumbrances in this Lease may not be construed as a revival of any Permitted Encumbrances which for any reason may have expired.

        (b) LANDLORD HAS NOT MADE AND WILL NOT MAKE ANY INSPECTION OF ANY OF THE LEASED PREMISES, AND LANDLORD LEASES AND WILL LEASE, AND TENANT TAKES AND WILL TAKE, THE LEASED PREMISES

               "AS IS," "WHERE IS" AND TENANT ACKNOWLEDGES THAT LANDLORD (WHETHER ACTING AS LANDLORD UNDER THIS LEASE OR IN ANY OTHER CAPACITY) HAS NOT MADE AND WILL NOT MAKE, NOR MAY LANDLORD BE DEEMED TO HAVE MADE, ANY WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, WITH RESPECT TO ANY OF THE LEASED PREMISES, INCLUDING ANY WARRANTY OR REPRESENTATION AS TO FITNESS FOR USE OR PURPOSE, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE, AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP, LATENT OR PATENT, AS TO LANDLORD'S TITLE, OR AS TO VALUE, COMPLIANCE WITH SPECIFICATIONS, LOCATION, USE, CONDITION, MERCHANTABILITY, QUALITY, DESCRIPTION, DURABILITY OR OPERATION, IT BEING AGREED THAT, ALL RISKS OF ANY KIND INCIDENT TO THE OWNERSHIP, USE, OCCUPANCY, POSSESSION OR OPERATION OF THE LEASED PREMISES, INCLUDING, WITHOUT LIMITATION, ALL RISKS OF ANY KIND TO ANY PERSON IN, ON OR ABOUT THE LEASED PREMISES, ARE TO BE BORNE BY TENANT, BUT EXCLUDING THE WILLFUL MISCONDUCT OR GROSS NEGLIGENCE OF LANDLORD. Tenant acknowledges that the Leased Premises are of its selection and to its specifications, and that the Leased Premises have been inspected by Tenant and are satisfactory. Landlord will not have any responsibility or liability with respect to any defect or deficiency in the Leased Premises of any nature, whether patent or latent, or for any actual, incidental or consequential damages (including strict liability in tort). Tenant agrees that it has selected and operated the Leased Premises and that Landlord cannot, as a factual matter, have in any way engaged in willful misconduct or been grossly or otherwise negligent with respect to any aspect of the Leased Premises now existing. The provisions of this Section 3(b) have been negotiated and are intended to be a complete exclusion and negation of any representations and warranties by Landlord, express or implied, with respect to the Leased Premises, arising pursuant to the uniform commercial code or any other Law now or hereafter in effect or otherwise.

        (c) Tenant acknowledges and agrees that Tenant has examined the title to the Leased Premises prior to the execution and delivery of this Lease and has found such title to be satisfactory for the purposes contemplated by this Lease.

        (d) Landlord assigns, without recourse or warranty whatsoever, to Tenant, all warranties, guaranties and indemnities, express or implied, and similar rights which Landlord may have against any manufacturer, seller, engineer, contractor or builder in respect of the Leased Premises, including, but not limited to, any rights and remedies existing under contract or pursuant to the uniform commercial code (collectively, the "Guarantees"). Such assignment will remain in effect until the termination or expiration of this Lease. Landlord also retains the right to enforce any Guarantees assigned in the name of Tenant upon the occurrence of an Event of Default. Landlord hereby agrees to execute and deliver at Tenant's expense such further documents, including powers of attorney, as Tenant may reasonably request in order that Tenant may have the full benefit of the assignment effected or intended to be effected by this Section 3(d). Upon the termination or expiration of this Lease, the Guarantees will automatically revert to Landlord. The foregoing provision of reversion is self-operative and no further instrument of reassignment will be required in confirmation of such reassignment. Notwithstanding the terms of the preceding sentence, Tenant shall also execute and deliver such further documents as Landlord may reasonably request in order that Landlord may have full benefit to enforce Guarantees upon the occurrence of an Event of Default or upon termination or expiration of this Lease. Any monies collected by Tenant under any of the Guarantees after the occurrence of and during the continuation of an Event of Default will be held in trust by Tenant and promptly paid over to Landlord.

        (e) Upon Tenant's written request, Landlord shall enter into, at Tenant's expense, such easements, covenants, waivers, approvals or restrictions for utilities, parking or other matters as are desirable to Tenant for operation of the Leased Premises or adjacent properties (collectively, "Easements"), subject to Landlord's and any Lender's approval of the form and substance of such Easement, not to be unreasonably withheld or delayed. Landlord need not enter into any Easement that would result in the diminution in the value or utility of the Leased Premises, that would render the use of the Leased Premises dependent upon any other property or that would condition the use of the Leased Premises upon the use of any other property. Tenant's request (i) must be sent to both Landlord and any Lender in writing, by registered or certified U.S. mail only, return receipt requested, postage prepaid, (ii) must certify that, in Tenant's opinion, the Easement would not have an effect described in the preceding sentence, (iii) must state the consideration or other benefit to the Leased Premises, if any, to be paid or received for such Easement; (iv) must include Tenant's written undertaking acknowledging that Tenant remains liable under this Lease as principal and not merely as a surety or guarantor notwithstanding the establishment of any Easement and (z) shall obligate Tenant to provide Landlord and any Lender with such other instruments, certificates and opinions of counsel as Landlord or any Lender may reasonably request to confirm the foregoing. If either Landlord or any Lender fails to approve the form of any such Easement, within a period of 30 days from their respective receipt of Tenant's request, then either Landlord or any Lender, as the case may be, will be deemed to have disapproved the form of any such Easement. Within 15 days after Landlord's or any Lender's written request therefor, which request must contain reasonable supporting information, Tenant shall pay the reasonable attorney fees and third-party consulting fees incurred by Landlord and any Lender in connection with the review of Tenant's request, to a maximum of $2,000 each. Any such Easement shall be at the cost and expense of Tenant. Any consideration paid in connection with any such Easement shall be paid to the Landlord. In no event shall Landlord be obligated to perform any obligations in connection with such Easement that cannot be assumed and/or performed by Tenant.


        (f) Tenant shall perform all obligations of and pay all out-of-pocket expenses which Landlord, as owner of the Leased Premises, may be required to pay in accordance with any Permitted Encumbrances, and shall comply with all of the terms and conditions of any Permitted Encumbrances applicable to Landlord during the Term.

               Tenant further covenants and agrees to indemnify, defend and hold harmless Landlord and any Lender against any claim, loss or damage suffered by Landlord or any Lender by reason of Tenant's failure to perform any obligations or pay any expenses as required under any of the Permitted Encumbrances or comply with the terms and conditions of any of the Permitted Encumbrances as provided in this Section 3(f) during the Term.

4.      Use of Leased Premises; Quiet Enjoyment.
        ---------------------------------------

        (a) Except as set forth in Section 4(d) or as otherwise prohibited by this Lease and in accordance with the Insurance Requirements, Tenant may use the Leased Premises as a distribution center or for any other lawful purpose so long as such other lawful purpose will not: (i) have a material adverse effect on the value of the Leased Premises; (ii) materially increase (when compared to use as a retail store) the reasonable likelihood that Tenant, Landlord or any Lender will incur liability under any Environmental Law referred to in Section 26; or (iii) result in or give rise to any material environmental or other deterioration or degradation of the Leased Premises. In addition, Tenant may not use or permit the use of the Leased Premises for any purpose which violates any of the provisions of any Permitted Encumbrance or any covenants, restrictions or agreements hereafter created by or consented to by Tenant applicable to the Leased Premises. Tenant agrees that with respect to the Permitted Encumbrances and any covenants, restrictions or agreements hereafter created by or consented to by Tenant that Tenant will observe, perform and comply with and carry out the provisions thereof required to be observed and performed by Landlord.

        (b) Subject to Tenant's rights under Section l8, Tenant will not permit any unlawful occupation, business or trade to be conducted on the Leased Premises or any use to be made of the Leased Premises contrary to applicable Legal Requirements or Insurance Requirements. Subject to Tenant's rights under Section 18, Tenant will not use, occupy or permit any of the Leased Premises to be used or occupied, nor do or permit anything to be done in or on the Leased Premises, in a manner which would: (i) make void or voidable any insurance which Tenant is required under this Lease to then maintain in force with respect to the Leased Premises;
               (ii) affect the ability of Tenant to obtain any insurance which Tenant is required to furnish under this Lease; or (iii) cause any injury or damage to the Improvements unless caused in connection with the making of Alterations permitted under Section 12 all of which injury or damage shall be repaired by Tenant at Tenant's sole cost and expense.

        (c) Subject to all of the provisions of this Lease, so long as no Event of Default exists, Landlord covenants to do no act to disturb the peaceful and quiet occupation and enjoyment of the Leased Premises by Tenant.

        (d) Tenant may not use the Leased Premises for any of the following uses:

               (i) a gun range, except as may be incidental to the operation of a sporting goods facility;

               (ii)    distilling, refining or smelting plant;

               (iii)   central laundry or dry cleaning plant;

               (iv) massage parlor, adult book store, adult movie theater or other sexually oriented shops, or any other establishment which exhibits live to any degree nude or topless dancers or waitstaff or similar establishments;

               (v)     funeral home, funeral parlor, or mortuary;

               (vi)    off-track betting establishment;

               (vii)   flea market; and

               (viii)  a labor camp, junkyard or stockyard.

5.      Term.
        ----

        (a) Subject to the provisions of this Lease, Tenant will have and hold the Leased Premises for an initial term ("Initial Term") commencing on August 31, 1999 (the "Commencement Date"). The Initial Term will terminate on the date that is the twentieth anniversary of the last day of the calendar month in which the Commencement Date occurs. The Initial Term and any Renewal Terms (defined below) which come into effect are collectively called the "Term". As used in this Lease, "Lease Year" means each of (i) the period beginning on the Commencement Date and ending on the first anniversary of the last day of the calendar month in which the Commencement Date occurs, (ii) the one-year period beginning on the date (the "Anniversary Date") that is the first anniversary of the first day of the calendar month following the calendar month in which the Commencement Date occurs, and (iii) all other one-year periods during the Term beginning on an anniversary of the Anniversary Date.

        (b) Provided this Lease has not been terminated pursuant to the provisions of Sections 13(b) or 19, this Lease and the Term will automatically extend for that number of consecutive Renewal Terms set forth in Exhibit B to this Lease (each, a "Renewal Term"),
                            ---------
               each for the duration set forth in Exhibit B to this Lease, upon
                                                  ---------
               the condition that Tenant may cancel any future Renewal Terms by giving notice ("Renewal Term Cancellation Notice") to Landlord in writing at least twelve months prior to the expiration of the then current Term (excluding any future Renewal Terms). Upon the giving of a Renewal Term Cancellation Notice, this Lease and the Term will terminate at the close of business on the later of: (i) the 90th day following the giving of the Renewal Term Cancellation Notice; and (ii) the last day of the then current Term (excluding any future Renewal Terms). If the effect of the preceding sentence is to extend the Term, then the Term will be so extended on the terms and conditions and for the Rent in effect for the Term expiring. Any Renewal Term will be subject to all of the provisions of this Lease, and all such provisions will continue in full force, except that the Basic Rent for each Renewal Term will be the amounts determined in accordance with the schedule set forth in Exhibit B to this Lease. If Tenant
                                         ---------
               timely gives a Renewal Term Cancellation Notice, then all options with regard to subsequent Renewal Terms will expire and be void.

6.      Rent.
        ----

        (a) Tenant will pay to Landlord (or to any Lender, if directed by Landlord), as minimum annual rent for the Leased Premises during the Term, the amounts set forth in Exhibit B to this Lease
                                                  ---------
               ("Basic Rent"), monthly in advance commencing on the Commencement Date and continuing on the first day of October, 1999 and the first day of each subsequent month during the Term (each, a "Basic Rent Payment Date"). Tenant will pay the Basic Rent at Landlord's address set forth below, or at such other place as Landlord from time to time may designate to Tenant in writing, in funds which at the time of such payment will be legal tender for the payment of public or private debts in the United States of America and if required by any Lender by wire transfer in immediately available federal funds to such account in such bank as any Lender may reasonably designate, from time to time. If the Commencement Date occurs on a date other than the first day of a calendar month, then Basic Rent for the period from and including the Commencement Date through and including the last day of the following month will be paid on the Commencement Date in the amount equal to 1/30 of the monthly Basic Rent for the initial term set forth on Exhibit B to this Lease for each day during
                                 ---------
               such period. As long as the GMAC Loan shall remain outstanding and Tenant shall be paying Basic Rent directly to such Lender, Tenant shall provide Landlord notice of payment of Basic Rent or Additional Rent by Tenant directly to such Lender on the day of such payment.

        (b) Tenant will pay and discharge before the imposition of any fine, lien, interest or penalty may be added thereto for late payment thereof, as Additional Rent, all other amounts and obligations which Tenant assumes or agrees to pay or discharge pursuant to this Lease, together with every fine, penalty, interest and cost which may be added by the party to whom such payment is due for nonpayment or late payment thereof. If Tenant fails to pay or discharge any Additional Rent, Landlord will have all rights, powers and remedies with respect to such Additional Rent that are provided in this Lease, by law or otherwise, for nonpayment of Basic Rent.

        (c) If any installment of Basic Rent is not paid within three (3) business days after the date due, Tenant will pay to Landlord or any Lender, as the case may be, on demand as Additional Rent a late charge equal to five percent (5%) on such overdue installment of Basic Rent (such amount, the "Late Charge").

        (d) It is the intent of Landlord and Tenant that this Lease is a true lease and does not represent a financing arrangement. Each party will reflect the transactions represented by this Lease in all applicable books, records and reports (including, without limitation, income tax filings) in a manner consistent with "true lease" treatment rather than "financing" treatment. Notwithstanding the foregoing, Tenant acknowledges and agrees that Landlord has not made any representations or warranties concerning the tax, accounting or legal characteristics of the Lease or any aspect of the transaction described herein and that Tenant has obtained and relied upon such tax, accounting and legal advice concerning this Lease and the transaction described herein as it deems appropriate.

7.      Net Lease; Non-Terminability.
        ----------------------------

        (a) This is a net Lease and Basic Rent and Additional Rent will be paid, except as otherwise expressly set forth in this Lease, without notice, demand, setoff, counterclaim, recoupment, abatement, suspension, deferment, diminution, deduction, reduction, defense or relief from valuation or appraisement laws.

        (b) Except as otherwise expressly provided in this Lease, this Lease will not terminate and Tenant will not have any right to terminate this Lease during the Term. Except as otherwise expressly provided in this Lease, Tenant will not be entitled to any setoff, counterclaim, recoupment, abatement, suspension, deferment, diminution, deduction, reduction or defense of or to Basic Rent, Additional Rent or any other sums payable under this Lease; and except as otherwise expressly provided in this Lease, the obligations of Tenant under this Lease will not be affected by any interference with Tenant's use of any of the Leased Premises for any reason, including but not limited to the following: (i) any damage to or destruction of any of the Leased Premises by any cause whatsoever; (ii) any Condemnation; (iii) the prohibition, limitation or restriction of Tenant's use of any of the Leased Premises; (iv) any eviction by paramount title or otherwise; (v) Tenant's acquisition of ownership of any of the Leased Premises other than pursuant to an express provision of this Lease; (vi) any default on the part of Landlord under this Lease or under any other agreement; (vii) any latent or other defect in, or any theft or loss of any of the Leased Premises;
               (viii) the breach of any warranty of any seller or manufacturer of any of the Equipment or any other portion of the Leased Premises ; (ix) any violation of Paragraph 4(c) by Landlord; or
               (x) any other cause, whether similar or dissimilar to the foregoing, any present or future Law to the contrary notwithstanding. It is the intention of the parties hereto that the obligations of Tenant under this Lease will be separate and independent covenants and agreements, and that Basic Rent, Additional Rent and all other sums payable by Tenant hereunder will continue to be payable in all events (or, in lieu thereof, Tenant shall pay amounts equal thereto), and that the obligations of Tenant under this Lease will continue unaffected, unless this Lease shall have been terminated pursuant to an express provision of this Lease.

        (c) Tenant agrees that it will remain obligated under this Lease in accordance with its provisions and that, except as otherwise expressly provided in this Lease, Tenant will not take any action to terminate, rescind or avoid this Lease, notwithstanding: (i) the bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding-up or other similar proceeding affecting Landlord; (ii) the exercise of any remedy, including foreclosure, under the Mortgage; or (iii) any action with respect to this Lease (including the disaffirmance of this Lease) which may be taken by Landlord under the Federal Bankruptcy Code or by any trustee, receiver or liquidator of Landlord or by any court under the Federal Bankruptcy Code or otherwise.

        (d) This Lease is the absolute and unconditional obligation of Tenant. Tenant waives all rights which are not expressly stated in this Lease but which may now or hereafter otherwise be conferred by Law: (i) to quit, terminate or surrender this Lease or the

               Leased Premises; (ii) to any setoff, counterclaim, recoupment, abatement, suspension, deferment, diminution, deduction, reduction or defense of or to Basic Rent or Additional Rent, except as otherwise expressly provided in this Lease; and (iii) for any statutory lien or offset right against Landlord or its property.

8.      Payment of Impositions; Compliance with Legal Requirements and Insurance
        ------------------------------------------------------------------------
        Requirements.
        ------------


        (a)   (i)     Subject to Section 8(a)(ii), as used in this Lease the
                      term "Impositions" means, collectively: all taxes, levies, assessments and governmental charges of any kind imposed by any federal, state, regional, municipal, local or other governmental authority or agency, including, without limitation, quasi-public agencies ("Governmental
                      Authority") of every kind and nature (including real, ad valorem, personal property, gross income, franchise, withholding, profits and gross receipts taxes) (A) on or with respect to the Leased Premises, or (B) imposed on or measured by or based, in whole or in part, on rent payable to Landlord under this Lease and/or from the rental by Landlord of the Leased Premises or any portion thereof, or
                      (C) based on the square footage, assessed value or other measure or evaluation of any kind of the Leased Premises or any portion thereof, or (D) assessed or imposed by or on the operation or maintenance of any portion of the Leased Premises or any portion thereof, including parking, or (E) assessed or imposed by, or at the direction of, or resulting from statutes or regulations, or interpretations thereof, promulgated by, any Governmental Authority, or
                      (F) imposed as a license or other fee on Landlord's business of leasing the Leased Premises or any portion thereof; all charges and taxes for any easement or agreement maintained for the benefit of the Leased
                      Premises or any portion thereof; all general and special assessments, levies, permits, inspection and license fees on or with respect to the Leased Premises or any portion thereof and the rents therefor; all water and sewer rents and other utility charges on or with respect to the Leased
                      Premises or any portion thereof; all ground rents on or with respect to the Leased Premises or any portion thereof; and all other public charges and taxes whether of a like or different nature, even if unforeseen or extraordinary, imposed or assessed upon or with respect to the Leased Premises or any portion thereof, prior to or during the Term, against Landlord, Tenant or the Leased
                      Premises or any portion thereof as a result of or arising in respect of the occupancy, leasing, use, ownership, maintenance, operation, management, repair or possession of the Lease Premises or any portion thereof, or any activity conducted on the Leased Premises, or the Basic
                      Rent or Additional Rent, including without limitation, any gross income tax, sales tax, occupancy tax or excise tax levied by any governmental or quasi-governmental body on or with respect to such Basic Rent or Additional Rent.

                      If received by Landlord, Landlord will immediately deliver to Tenant any bill or invoice with respect to any Imposition. To the extent the Land is subject to any tax increment financing agreements (the "TIF"), Tenant and Landlord acknowledge and agree that Tenant shall be entitled to any and all rebates associated with the TIF for the Land and Landlord hereby assigns its rights to any and all TIF rebates for the Land to Tenant. In the event Landlord receives any TIF rebates associated with the Land, Landlord agrees to promptly forward such monies to Tenant.

               (ii) Nothing herein obligates Tenant to pay, and the term "Impositions" will exclude federal, state or local: (A) transfer taxes as the result of a conveyance by (or suffered by) Landlord; (B) franchise, capital stock or similar taxes if any, of Landlord; (C) income, excess profits or other taxes, if any, of Landlord, determined on the basis of or measured by its net income; or (D) any estate, inheritance, succession, gift, capital levy or similar taxes, unless the taxes referred to in clauses (B) and (C) above are in lieu of or a substitute for any other tax or assessment upon or with respect to the Leased Premises which, if such other tax or assessment were in effect at the commencement of the Term, would be payable by Tenant. If any assessment against the Leased Premises may be paid in installments, Tenant will have the option to pay such assessment in installments; and in such event, Tenant will be liable only for those installments which become due and payable during, or with respect to, the Term. Tenant will prepare and file all tax reports required by governmental authorities which relate to the Impositions. Tenant will deliver to Landlord and to any Lender, within 30 days after the receipt thereof, copies of all settlements and notices pertaining to the Impositions which may be issued by any governmental authority and receipts for payments of all Impositions made during each calendar year of the Term, within 30 days after payment, except to the extent such impositions are paid by Landlord or Lender.

        (b) On each Basic Rent Payment Date, Tenant shall make a monthly escrow deposit into an interest-bearing account of Landlord's choice (the "Escrow Account") maintained with the Trustee. All interest earned on the funds in the Escrow Account will belong to Tenant, and the Trustee shall pay the interest to Tenant quarterly; provided, however, that if such Escrow Account is required to be held by a Lender acting as Trustee under the terms of any Loan, then Tenant shall only be entitled to such interest on such Escrow Account that is payable to Landlord under the terms of such Loan. The amount of each monthly escrow deposit will be equal to 1/12 of the total amount of all Impositions that Landlord or any Lender reasonably estimates will be due and payable during the next ensuing twelve months. Initially, the amount of each monthly escrow deposit will be $1,733.92. From time to time, Landlord or any Lender may change the monthly escrow deposit amount to an amount reasonably determined by Landlord or any Lender to reflect an accurate escrow of Tenant's estimated obligation to discharge Impositions, by giving Tenant 30 days prior written notice. The notice must include information reasonably supporting the new amount. Tenant shall pay the noticed amount as its monthly escrow deposit for each deposit due after the expiration of the 30-day period.

        (c) Before interest or penalties are due thereon, but subject to the provisions of Section 18, Tenant shall direct the Trustee to pay all Impositions from the Escrow Account.

               If the amount of funds in the Escrow Account is insufficient to fully pay and discharge any Impositions, Tenant shall pay the difference from its own accounts. If Tenant fails to pay any Impositions when due, or if Landlord or any Lender reasonably determine that because of Tenant's bankruptcy or similar occurrence, Tenant is unable generally to pay its bills when due, Tenant hereby authorizes Landlord and any Lender to use funds in the Escrow Account to pay the Impositions and any penalties or interest due thereon. If the amount of the Impositions paid by Landlord or any Lender exceeds the amount in the Escrow Account, Landlord or any Lender may bill Tenant for the excess, and Tenant shall pay the excess to Landlord or any Lender, as appropriate, within 10 business days after receiving the bill.

        (d) During such times as Tenant maintains a Standard & Poors rating of BBB- or better, Tenant will not be required to maintain an escrow account for the payment of Impositions, but subject to the provisions of Section 18, Tenant shall instead pay all Impositions directly, before interest or penalties are due thereon. So long as the GMAC Loan shall be outstanding, Tenant's right to relief from maintenance of an escrow account for the payment of Impositions under this paragraph (d) shall be expressly conditioned on GMAC's waiving any similar escrow requirement imposed on Landlord under the mortgage or other security instrument securing the GMAC Loan.

        (e) Subject to the provisions of Section 18, Tenant shall promptly comply with and conform to all of the Legal Requirements and Insurance Requirements.

9.      Liens; Recording and Title.
        --------------------------

        (a) Subject to Section 18, Tenant will not, directly or indirectly, create or permit to be created or to remain, and will promptly discharge, any lien on the Leased Premises, on the Basic Rent or Additional Rent, other than the Mortgage, the Permitted Encumbrances and any mortgage, lien, encumbrance or other charge created by or resulting from any act or omission by Landlord or those claiming by, through or under Landlord (except Tenant). Notice is hereby given that Landlord will not be liable for any labor, services or materials furnished or to be furnished to Tenant, or to anyone holding the Leased Premises through or under Tenant, and that no mechanic's or other liens for any such labor, services or materials will attach to or affect the interest of Landlord in and to any of the Leased Premises.

        (b) Landlord and Tenant will each execute, acknowledge and deliver to the other a written Memorandum of this Lease to be recorded in the appropriate land records of the jurisdiction in which the Leased Premises is located, to give public notice and protect the validity of this Lease. In the event of any discrepancy between the provisions of the recorded Memorandum of this Lease and the provisions of this Lease, the provisions of this Lease will prevail.

        (c) Nothing in this Lease and no action or inaction by Landlord will be deemed or construed to mean that Landlord has granted to Tenant any right, power or permission to do any act or to make any agreement which may create, give rise to, or be the foundation for, any right, title, interest or lien in or upon the estate of Landlord in the Leased Premises.

        (d) Landlord expressly disclaims any lien, direct or indirect, it may be deemed or construed to have, whether by statute or not, on any of Tenant's personal property located or used on the Leased Premises, including, but not limited to, any lien on Tenant's inventory and Trade Fixtures.

10.     Indemnification.
        ---------------


        (a) Tenant shall defend, pay, protect, indemnify, save and hold harmless Landlord and any Lender, and their respective officers, directors, shareholders, partners, beneficial owners, trustees, members, managers, agents and employees (each, an "Indemnified Party"), from and against any and all liabilities, losses, damages, penalties, reasonable out-of-pocket costs and expenses (including attorneys' fees and expenses), causes of action, suits, claims, demands or judgments of any nature whatsoever, howsoever caused, arising from the Lease or the use, non-use, occupancy, operation, condition, design, construction, maintenance, repair or rebuilding of the Leased Premises during the Term, and any injury to or death of any person or persons or any loss of or damage to any property, real or personal, in any manner arising therefrom, connected therewith or occurring thereon, whether or not such Indemnified Party has or should have knowledge or notice of the defect or conditions, if any, causing or contributing to said injury, death, loss, damage or other claim; except to the extent that any such liability, loss, damage, penalty, cost, expense, cause of action, suit, claim, demand or judgment is the result of the gross negligence of such Indemnified Party or the intentional act of such Indemnified Party. If any action or proceeding is brought against any Indemnified Party by reason of any such claim against which Tenant has agreed to defend, pay, protect, indemnify, save and hold harmless pursuant to the preceding sentence, Tenant covenants, upon advance written notice received from such Indemnified Party, to resist or defend such Indemnified Party in such action, with the expenses of such defense paid by Tenant, and such Indemnified Party will cooperate and assist in the defense of such action or proceeding if reasonably requested to do so by Tenant.

        (b) The obligations of Tenant under this Section 10 will survive any expiration or termination of this Lease.

11.     Maintenance and Repair.
        ----------------------

        (a) Tenant will at all times during the Term put, keep and maintain the Leased Premises in the same condition and order of repair that exists as of: (i) the date of substantial completion thereof, if the building and related improvements are not complete as of the date of this Lease, (ii) with respect to Alterations made in accordance with Section 12, the date of substantial completion of such Alterations, or (iii) in all other cases, the date of this Lease. Tenant will at all times during the Term promptly make all repairs and replacements of every kind and nature, whether foreseen or unforseen, which may be required to be made upon or in connection with the Leased Premises during the Term in order to keep and maintain the Leased Premises in the order and condition required by this Section 11(a). Tenant will do or cause others to do all shoring of the Leased Premises or of foundations and walls of the Improvements and every other act necessary or appropriate for preservation and safety thereof during the Term, by reason of or in connection with any excavation or other building operation upon any of the Leased Premises, whether or not Landlord is, by reason of any Legal Requirements or Insurance Requirements, required to take such action or liable for failure to do so. Landlord will not be required to make any repair, whether foreseen or unforeseen, or to maintain any of the Leased Premises or Adjoining Property (except if owned by Landlord) in any way, and Tenant hereby expressly waives the right to make repairs at the expense of the Landlord, which right may be provided for in any Law now or hereafter in effect. Nothing in the preceding sentence will be deemed to preclude Tenant from being entitled to insurance proceeds or condemnation awards for Restoration pursuant to Sections 13(c) and 14(g). Tenant will, in all events, make all repairs for which it is responsible promptly, and all repairs will be in a good, proper and workmanlike manner.

        (b) If any Improvement violates any Legal Requirements or Insurance Requirements as of the date hereof or at any time during the Term and as a result of such violation enforcement action is threatened or commenced against Landlord, Tenant or with respect to the Leased Premises, then Tenant, at the request of Landlord, will either: (i) obtain valid and effective waivers or settlements of all claims, liabilities and damages resulting from each such violation, whether the same will affect Landlord, Tenant or both; or (ii) take such action as will be necessary to remove such violation, including, if necessary, any Alteration. Any such repair or Alteration will be made in conformity with the provisions of Section 12 at Tenant's sole cost and expense.

        (c)    If Tenant is in default under any of the provisions of this
               Section 11 or Section 26, Landlord may after 30 business days written notice received by Tenant and failure of Tenant to cure during such 30-business-day period, but without notice in the event of an emergency, do whatever is necessary to cure such default as may be reasonably appropriate under the circumstances for the account of and at the expense of Tenant. If there is an emergency, Landlord will notify Tenant of the situation by phone or other available communication. All reasonable sums paid by Landlord and all reasonable out-of-pocket costs and expenses (including, without limitation, attorneys' fees and expenses) paid by Landlord under this Section 11, together with interest thereon at the Default Rate from the date of payment, will constitute Additional Rent payable by Tenant under this Lease and will be paid by Tenant to Landlord on demand.

        (d) Tenant will from time to time replace with other operational equipment or parts (the "Replacement Equipment") any of the Equipment which becomes worn out or unusable for the purpose for which it is intended, is taken by a Condemnation as provided in
               Section 13, or been lost, stolen, damaged or destroyed as provided in Section 14. Tenant will repair at its sole cost and expense all damage to the Leased Premises caused by the removal of Equipment or Replacement Equipment or other personal property of Tenant or the installation of Replacement Equipment during the

               Term. All Replacement Equipment will become the property of Landlord, will be free and clear of all liens and rights of others and will become a part of the Equipment as if originally demised under this Lease.

12.     Alterations.
        -----------

        (a) Tenant (i) will not make any Alterations which would (after the completion thereof) impair the structural integrity of the Leased Premises without Landlord's prior written consent, which consent may be withheld in Landlord's sole discretion; and (ii) may make any other Alterations without the prior written consent of Landlord provided such Alterations comply with the provisions of
               Section 12(b).

        (b) If Landlord gives its prior written consent to any Alterations, or if such consent is not required, Tenant agrees that in connection with any Alteration: (i) the fair market value of the Leased Premises will not be lessened in any material respect after the completion of any such Alteration, nor shall the structural integrity of the Leased Premises be impaired; (ii) the Alteration and any Alteration theretofore made or thereafter to be made may not in the aggregate reduce the gross floor area of the Improvements by more than 10%; (iii) all such Alterations will be performed in a good and workmanlike manner, and will be expeditiously completed in compliance with all Legal Requirements; (iv) all work done in connection with any such Alteration will comply with all Insurance Requirements; (v) Tenant will promptly pay all costs and expenses of any such Alteration, and will (subject to the provisions of Section 18) discharge all liens filed against any of the Leased Premises arising out of the same; (vi) Tenant will, prior to making any Alterations, procure and pay for all permits and licenses required in connection with any such Alteration; (vii) in the case of any Alteration the estimated cost of which in any one instance exceeds $500,000 (A) such Alteration will be made under the supervision of an architect or engineer and, in accordance with plans and specifications which will be submitted to Landlord (for informational purposes only where Landlord's consent is not required) prior to the commencement of the Alterations, and (B) Tenant shall deliver or cause its general contractor to deliver to Landlord payment and performance bonds (issued by companies and in a form reasonably acceptable to Landlord) covering all such Alterations, provided that such requirement shall be waived to the extent Tenant shall have a Standard & Poor's rating of BBB- or better; (viii) all such Alterations will be the property of Landlord and will be subject to this Lease; (ix) Tenant will execute any documents or instruments reasonably required, if any, by Landlord to transfer, assign and convey such Alterations to Landlord, and (x) at least ten (10) days before beginning construction of structural Alterations, Tenant shall send written notice of its intent to make such structural Alterations to Landlord, which notice must contain plans and specifications relating to the contemplated Alterations. Tenant shall also deliver to Landlord copies of such licenses and permits that Tenant is required to obtain in connection with the construction of the Alterations, either with Tenant's notice described in the preceding clause (x) or within a reasonable time after receiving such licenses and permits. No consent of Landlord will be required in connection with Tenant's obligations under the preceding clause (x), unless such notice is otherwise required under Section 12(a).

13.     Condemnation.
        ------------

        (a) Tenant, promptly after obtaining knowledge of the institution of any proceeding for Condemnation, will notify Landlord thereof and Landlord will be entitled to participate in any Condemnation proceeding. Landlord, promptly after obtaining knowledge of the institution of any proceeding for Condemnation, will notify Tenant thereof and Tenant will have the right to participate in such proceedings. Subject to the provisions of this Section 13 and Section 15, Tenant irrevocably assigns to Lender, if any, or to Landlord, in that order, any award or payment in respect of any Condemnation of any interest in the Leased Premises, except that (except as provided below) nothing in this Lease will be deemed to assign to Landlord or any Lender any award or payment on account of the Trade Fixtures, moving expenses and out-of-pocket expenses incidental to the move, if available, to the extent Tenant has a right to make a separate claim therefor against the condemnor. Notwithstanding the preceding sentence, Tenant will in no event be entitled to any payment that reduces the award to which Landlord is or would be entitled for the condemnation of Landlord's interest in the Leased Premises.

        (b)    (i)     (A)   Tenant may terminate this Lease if any of the
                       following becomes the subject of a Taking by a duly constituted authority or agency having jurisdiction: (I) the entire Leased Premises; (II) at least 35% of the Land; (III) at least 10% of the building constructed on the Land; or (IV) any means of ingress, egress or access to, or parking, at the Leased Premises, the loss of which even after Restoration would be, in Tenant's reasonable business judgment, substantially and materially adverse to the business operations of Tenant at the Leased
                       Premises. In order to exercise this termination right, Tenant will, not later than 90 days after a Taking has occurred, serve notice ("Tenant's Termination Notice") upon Landlord of Tenant's intention to terminate this Lease on any Basic Rent Payment Date specified in such Tenant's Termination Notice, which date (the
                       "Condemnation Termination Date") will be no sooner than the first Basic Rent Payment Date occurring at least 30 days after the date of Tenant's Termination Notice.

                       (B) If Tenant serves a Tenant's Termination Notice upon Landlord, Tenant will, as part of such Tenant's Termination Notice, offer to purchase the Leased Premises and the award (or, if no part of the Leased Premises will remain, the entire award) for the applicable price (the "Purchase Price") computed in accordance with Exhibit C
                                                                     ---------
                       to this Lease plus all other amounts which may be due and owing to Landlord by reason of any default by Tenant in complying with its obligations under this Lease (the "Additions to Purchase Price"), which offer may be rejected by Landlord as set forth below.

                       (C) If Landlord elects not to accept Tenant's offer to purchase described in Section 13(b)(i)(B), Landlord will give notice thereof to Tenant within 60 days after the receipt of Tenant's Termination Notice.

                       (D) Should an offer to purchase not be accepted by Landlord, this Lease will be terminated as above provided and the entire award made in the Condemnation proceeding with respect to the Leased Premises will be paid to Landlord.

                       (E) Landlord's notice not to accept Tenant's offer to purchase described in Section 13(b)(i)(B) will be void and of no effect unless accompanied by the written notice of any Lender to the effect that such Lender has consented to Landlord's rejection of such offer to purchase. Should such notices of Landlord or any Lender rejecting Tenant's offer to purchase described in Section 13(b)(i)(B) not be served within the 60-day period, then such offer will be deemed accepted.

               (ii) If Landlord accepts or is deemed to have accepted Tenant's offer to purchase described in Section 13(b)(i)(B), title shall close and the Purchase Price and Additions to Purchase Price will be paid as provided in this Lease. In such event Tenant will be entitled to and shall receive any and all awards with respect to the Leased Premises then or thereafter made in the Condemnation proceeding and Landlord will assign (or in case of any award previously made, deliver to Tenant on the Closing Date (defined below)) such award as may be made with respect to the Leased Premises. If Landlord accepts Tenant's offer to purchase described in Section 13(b)(i)(B), or is deemed to have accepted such Tenant's offer, title will close 30 days after the Condemnation Termination Date defined above (the "Closing Date"), at noon at the local office of Landlord's counsel, or at such other time and place as the parties may agree upon, this Lease will be automatically extended to and including the Closing Date (or, if applicable the extended Closing Date described (defined below)) and Tenant will pay the Purchase Price and Additions to Purchase Price by transferring immediate funds to such account or accounts and in such bank or banks as Lender, if any, or Landlord, in that order, may designate, upon delivery of a special warranty deed (or local equivalent) conveying the Leased Premises and all other required documents including an assignment of any award in connection with the taking of Leased Premises. The special warranty deed (or local equivalent) will convey title, free from encumbrances other than: (A) Permitted Encumbrances; (B) liens or encumbrances created or suffered by, through or under Tenant or arising by reason of the failure of Tenant to observe or perform any of the terms, covenants or agreements herein provided to be observed and performed by Tenant; (C) any installments of Impositions then affecting the Leased Premises; and (D) this Lease. The Purchase Price and Additions to Purchase Price payable as provided above will be charged or credited, as the case may be, on the Closing Date, to reflect adjustments of Basic Rent paid or payable to and including the Closing Date, apportioned as of the Closing Date. Tenant will pay all conveyance, transfer, sales and like taxes required in connection with the purchase, regardless of who is required to pay such taxes under State or local law or custom (and Tenant will also pay to Landlord any amount necessary to yield to Landlord the entire

                       Purchase Price and Additions to Purchase Price if as a matter of the Law of the State or locality such tax cannot be paid directly by Tenant). If there be any liens or encumbrances against the Leased Premises which Landlord is obligated to remove, upon request made a reasonable time before the Closing Date, Landlord will provide at the Closing separate funds for the foregoing, payable to the holder of such lien or encumbrances.

               (iii)   If during the month which is marked "$00" on Exhibit C to
                                                                    ---------
                       this Lease, Tenant will serve a Tenant's Termination Notice upon Landlord, this Lease and the Term hereof will terminate on the Condemnation Termination Date specified in the Termination Notice; and in such event the entire award to be made in the Condemnation proceeding will be paid to Lender, if any, or to Landlord, in that order.

        (c)    (i)     If a Condemnation of any part of the Leased Premises
                       occurs which does not result in a termination of this Lease, subject to the requirements of Section 15, the Net
                       Award of such Condemnation will be retained by Landlord;
                       and promptly after such Condemnation, Tenant will commence and diligently continue to restore the Leased
                       Premises as nearly as possible to its value, condition and character immediately prior to such Condemnation, in accordance with the provisions of this Lease, including but not limited to the provisions of Sections 11(a), 12 and 15 (such restoration following a Condemnation and restoration following a casualty is, as the context shall require, called a "Restoration").

               (ii) Upon the payment to Landlord of the Net Award of a Taking in accordance with this Section 13(c), Landlord and any Lender will, to the extent received, make that portion of the Net Award equal to the cost of Restoration (the "Restoration Award") available to Tenant for Restoration,
                        -----------------
                       in accordance with the provisions of Section 15, and promptly after completion of the Restoration, the balance of the Net Award will be paid to Tenant and all Basic Rent and Additional Rent will continue unabated and unreduced.

               (iii) If a Requisition of the Leased Premises occurs, Landlord shall apply the Net Award of such Requisition, to the extent available, to the installments of Basic Rent or Additional Rent thereafter payable and Tenant will pay any balance remaining thereafter. Upon the expiration of the Term, any portion of such Net Award which has not been previously credited to Tenant on account of the Basic Rent and Additional Rent will be retained by Landlord.

        (d) Except with respect to an award or payment to which Tenant is separately entitled pursuant to the provisions of Section 13(a) for any Trade Fixtures, moving expenses and out-of-pocket expenses incidental to such move, no agreement with any condemnor in settlement of or under threat of any Condemnation will be made by either Landlord or Tenant without the written consent of the other, and of Lender, if the Leased Premises are then subject to a Mortgage, which consent will not be unreasonably withheld or delayed.

14.     Insurance.
        ---------

        (a) Tenant shall obtain and maintain, or cause to be maintained, insurance for Tenant and the Leased Premises providing at least the following coverages:

               (i) Property Insurance. Insurance with respect to the Improvements and Equipment insuring against any peril included within the classification "All Risks of Physical Loss" in amounts at all times sufficient to prevent Landlord or Lender from becoming a co-insurer within the terms of the applicable policies and under applicable law, but in any event such insurance shall be maintained in an amount equal to the full insurable value of the Improvements and Equipment, the term "full insurable value" to mean the actual replacement cost of the Improvements and Equipment (without taking into account any depreciation, and exclusive of excavations, footings and foundations, landscaping and paving) determined annually by an insurer, a recognized independent insurance broker or an independent appraiser selected and paid by Tenant. Absent such annual adjustment, each policy shall contain inflation guard coverage insuring that the policy limit will be increased over time to reflect the effect of inflation. Tenant shall also maintain insurance against loss or damage to such furniture, furnishings, fixtures, equipment and other items (whether personalty or fixtures) included in the Leased Premises and owned by Tenant from time to time, to the extent applicable, in the amount of the cost of replacing the same, in each case, with inflation guard coverage to reflect the effect of inflation, or annual valuation. Each policy or policies shall contain a replacement cost endorsement and either an agreed amount endorsement (to avoid the operation of any co-insurance provisions) or a waiver of any co-insurance provisions, all subject to Landlord's and Lender's approval. The maximum deductible shall be $50,000.00.

               (ii) Liability Insurance. Comprehensive general liability insurance, including personal injury, bodily injury, death and property damage liability, insurance against any and all claims, including all legal liability to the extent insurable and imposed upon Landlord and Lender and all court costs and attorneys' fees and expenses, arising out of or connected with the possession, use, leasing, operation, maintenance or condition of the Leased Premises in such amounts as are generally available at commercially reasonable premiums and are generally required by institutional lenders for properties comparable to the Leased Premises but in no event for a combined single limit of less than $3,000,000. During any construction of the Leased Premises, Tenant's general contractor for such construction shall also provide the insurance required in this Subsection (ii). Landlord (and its Lender) hereby retain the right to periodically review the amount of said liability insurance being maintained by Tenant and to require an increase in the amount of said liability insurance should Landlord or Lender deem an increase to be reasonably prudent under then existing circumstances.

          (iii) Workers' Compensation Insurance. Statutory workers' compensation insurance with respect to any work on or about the Leased Premises covering all persons subject to the workers' compensation laws of the state in which the Leased Premises is located.

          (iv) Business Interruption. Business interruption and/or loss of "rental income" insurance in an amount sufficient to avoid any co-insurance penalty and to provide proceeds which will cover a period of not less than one (1) year from the date of casualty or loss, with a six-month extended period of indemnity, the term "rental income" to mean the sum of (A) the total then ascertainable Basic Rent and Additional Rent payable under this Lease and (B) the total ascertainable amount of all other amounts to be received by Tenant from third parties which are the legal obligation of Tenant, reduced to the extent such amounts would not be received because of operating expenses not incurred during a period of non-occupancy of that portion of the Leased Premises then not being occupied. The amount of coverage shall be adjusted annually to reflect the Basic Rent and Additional Rent payable during the succeeding twelve (12) month period.

          (v) Boiler and Machinery Insurance. Broad form boiler and machinery insurance (without exclusion for explosion) covering all boilers or other pressure vessels, machinery, and equipment located in, on or about the Leased Premises and insurance against loss of occupancy or use arising from any breakdown in such amount per accident equal to the replacement value of the improvements housing the machinery or $2,000,000 or such other amount reasonably determined by Landlord or Lender. If one or more large HVAC units is in operation at the Leased Premises, "System Breakdowns" coverage shall be required, as reasonably determined by Landlord and Lender. Minimum liability coverage per accident must equal the value of such unit(s).

          (vi) Flood Insurance. If any part of the leased Premises is now or at any time in the future located within an area identified by the Secretary of Housing and Urban Development or any successor thereto as an area having special flood hazards pursuant to National Flood Insurance Act of 1968 or the Flood Protection Act of 1973, or the National Flood Insurance Reform Act of 1994, as each may be amended, or any successor law, flood insurance in an amount at least equal to the lesser of (A) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement basis (or the unpaid balance of the Loan if replacement cost coverage is not available for the type of building insured); or (B) the maximum insurance available under the appropriate National Flood Insurance Administration program. The deductible may not exceed $25,000.

          (vii) Improvements. During the period of any construction, renovation or alteration of Improvements which exceeds the lesser of 10% of the principal amount of the Loan or $500,000, at Landlord's or Lender's request, a completed value, "All Risk" Builder's Risk form, or "Course of Construction" insurance policy in non-reporting form for any Improvements under construction, renovation or alteration in an amount reasonably approved by Landlord and Lender may be required. During the period of any construction of any addition to the existing Improvements, a completed value, "All Risk" Builder's Risk form or "Course of Construction" insurance policy in non-reporting form, in an amount reasonably approved by Landlord and Lender, shall be required.

          (viii) Other Insurance. Such other insurance with respect to the Leased Premises or on any replacements or substitutions thereof or additions thereto as may from time to time be reasonably required by Landlord or Lender against other insurable hazards or casualties which at the time are commonly insured against in the case of property similarly situated, including, without limitation, sinkhole, mine subsidence, earthquake and environmental insurance, due regard being given to the height and type of buildings, their construction, location, use and occupancy.

     (b) All insurance provided for in Subsection 14(a) hereof shall be obtained under valid and enforceable policies (the "Policies" or in the singular, the "Policy"), and shall be issued by one or more domestic primary insurer(s) having an investment grade rating of "A" or better ("AA" or better for loans of $25 million or more) or a comparable claims paying ability assigned by Standard & Poors Rating Services or equivalent credit Rating Agency approved by Landlord and Lender (a "Rating Agency") (each such insurer shall be referred to below as a "Qualified Insurer"). All insurers providing insurance required by this Lease shall be authorized to issue insurance in the state in which the Leased Premises is located. The Policy referred to in Subsection 14(a)(ii) above shall name Landlord and Lender as an additional named insured and the Policy referred to in Subsection 14(a)(i), (iv), (v) and (vi) above shall provide that all proceeds payable to Lender be payable as set forth in the Mortgage to the extent Lender is Trustee hereunder. The Policies referred to in Subsections 14(a)(i), (v) and (vi) shall also contain: (i) a standard "non-contributory mortgagee" endorsement or its equivalent relating, inter alia, to recovery by Landlord and/or Lender notwithstanding the
          ----- ----
          negligent or willful acts or omission of Landlord and/or Lender; and
          (ii) to the extent available at commercially reasonable rates, a waiver of subrogation endorsement as to Landlord and Lender. All Policies described in Subsection 14(a) above shall contain (x) a provision that such Policies shall not be canceled or terminated, nor shall they expire, without at least thirty (30) days' prior written notice to Landlord and Lender in each instance; and (y) include effective waivers by the insurer of all claims for Insurance Premiums (defined below) against any mortgagee, loss payees, additional insureds and named insureds (other than Tenant). If the Leased Premises or the Improvements constitutes a legal non-conforming use under applicable building, zoning or land use laws or ordinances, the policy shall include an ordinance or law coverage endorsement which will contain Coverage A: "Loss Due to Operation of Law" (with a minimum liability limit equal to Replacement Cost With Agreed Value Endorsement), Coverage B:

          "Demolition Cost" and Coverage C: "Increased Cost of Construction" coverages. Certificates of insurance with respect to all renewal and replacement Policies shall be delivered to Landlord and Lender not less than thirty (30) days prior to the expiration date of any of the Policies required to be maintained hereunder which certificates shall bear notations evidencing payment of applicable premiums (the "Insurance Premiums"). Originals or certificates of such replacement Policies shall be delivered to Landlord and Lender promptly after Tenant's receipt thereof but in any case within thirty (30) days after the effective date thereof. If Tenant fails to maintain and deliver to Landlord and Lender the original Policies or certificates of insurance required by this Lease, upon ten (10) days' prior notice to Tenant, Landlord (or Lender) may procure such insurance at Tenant's sole cost and expense.

     (c) Tenant shall comply with all insurance requirements and shall not bring or keep or permit to be brought or kept any article upon any of the Leased Premises or cause or permit any condition to exist thereon which would be prohibited by an insurance requirement, or would invalidate the insurance coverage required hereunder to be maintained by Tenant on or with respect to any part of the Leased Premises pursuant to this Section 14.

     (d) If the Leased Premises shall be damaged or destroyed, in whole or in part, by fire or other casualty, Tenant shall give prompt notice of such damage to Landlord and Lender, and Tenant shall promptly commence and diligently prosecute the completion of the repair and restoration of the Leased Premises as nearly as possible to the condition the Leased Premises was in immediately prior to such fire or other casualty, with such alterations as may be approved by Landlord and Lender (the "Casualty Restoration") and otherwise in accordance with the Mortgage.

     (e) The insurance coverage required under Section 14(a) may be effected under a blanket policy or policies covering the Leased Premises and other properties and assets; provided that any such blanket policy shall specify, except in the case of public liability insurance, the portion of the total coverage of such policy that is allocated to the Leased Premises, and any sublimit in such blanket policy applicable to the Leased Premises, and shall in any case comply in all other respects with the requirements of this Section 14.

     (f) The insurance coverage required under Subsection 14(a)(ii) may be satisfied by a layering of commercial general liability, umbrella and excess liability Policies, but in no event will the commercial general liability Policy be written for an amount less than $1,000,000 per occurrence and $2,000,000 aggregate for bodily injury and property damage liability.

     (g) Approval of any insurance by Landlord or Lender shall not be a representation of the solvency of any insurer or the sufficiency of any amount of insurance.

     (h) Landlord and Lender shall not be responsible for nor incur any liability for the insolvency of the insurer or other failure of the insurer to perform, even though

          Landlord or Lender has caused the insurance to be placed with the insurer after failure of Tenant to furnish such insurance. Tenant shall not obtain insurance for the Leased Premises in addition to that required by Landlord or Lender without the prior written consent of Landlord and Lender, which consent will not be unreasonably withheld provided that (i) Landlord and Lender are named insured on such insurance, (ii) Landlord and Lender receive complete copies of all policies evidencing such insurance, and (iii) such insurance complies with all of the applicable requirements set forth herein.

     (i) The insurance coverage required under this Section 14 shall be deemed satisfied so long as Tenant self insures all of the coverage referred to in this Section 14, subject, however, to the following conditions:
          (i) Tenant is in actual possession of the Leased Premises and is paying Basic Rent and Additional Rent pursuant to this Lease; (ii) this Lease is in full force and effect and no default or event of default exists hereunder; (iii) Tenant has credit rating of "BBB" or better by Standard & Poor's Rating Services (or, if rated by another Rating Agency, a rating in an equivalent category by such other Rating Agency); and (iv) the tangible net worth of Tenant is no less than $100,000,000 as determined in accordance with generally accepted accounting principles consistently applied. If, during the Term, any damage or destruction occurs and Tenant is self-insuring under this
          Section 12(i), then Tenant shall pay to the Trustee the amount of the proceeds that would have been payable had such insurance program been in effect within 30 days after the occurrence of the casualty (the "Tenant Insurance Payment").

     (j)  On each Basic Rent Payment Date, unless Tenant self insures under
          Section 14(i), Tenant shall make a monthly escrow deposit into an interest-bearing account of Landlord's choice (the "Escrow Account") maintained with the Trustee. All interest earned on the funds in the Escrow Account will belong to Tenant, and the Trustee shall pay the interest to Tenant quarterly; provided, however, that if such Escrow Account is required to be held by a Lender acting as Trustee under the terms of any Loan, Tenant shall be entitled to only such interest that is payable to Landlord under the terms of such Loan. The amount of each monthly escrow deposit will be equal to 1/12 of the total amount which would be sufficient to pay the annual insurance premiums due (without any consideration or deduction attributable to blanket coverage) for the renewal of the insurance policies required under this Section 14 upon the expiration thereof. Initially, the amount of each monthly escrow deposit will be $1,057.2 From time to time, Landlord or any Lender may change the monthly escrow deposit amount to an amount reasonably determined by Landlord or any Lender to reflect an accurate escrow of Tenant's estimated obligation to discharge Impositions, by giving Tenant 30 days prior written notice. The notice must include information reasonably supporting the new amount. Tenant shall pay the noticed amount as its monthly escrow deposit for each deposit due after the expiration of the 30-day period.

15.  Restoration. Net Proceeds, Restoration Award and any Tenant Insurance
     -----------
     Payment (the aggregate of which being defined as the "Restoration Fund") will be disbursed by the Trustee in accordance with the following conditions:

     (a) If the cost of Restoration will exceed $500,000, prior to commencement of the Restoration the architects, general contractor(s), and plans and specifications for the Restoration must be approved by Landlord, which approval will not be unreasonably withheld or delayed; and which approval must be granted to the extent that the plans and specifications depict a Restoration which is substantially similar to the Improvements and Equipment which existed prior to the occurrence of a casualty or Taking, whichever is applicable, so long as the same comply with all current Legal Requirements.

     (b) At the time of any disbursement under this Section 15, no Event of Default may exist and no mechanics' or materialmen's liens may have been filed and remain undischarged or unbonded.

     (c) Disbursements will be made from time to time in an amount not exceeding the cost of the work and costs incurred since the last disbursement, less a retainage as provided below, upon receipt of: (i) satisfactory evidence, including architects' certificates of the stage of completion, of the estimated cost of completion and of performance of the work to date in a good and workmanlike manner in accordance with the contracts, plans and specifications; (ii) partial releases of liens; and (iii) other reasonable evidence of cost and payment so that Landlord can verify that the amounts disbursed from time to time are represented by work that is completed in place or delivered to the site and free and clear of mechanics' lien claims in accordance with this Lease.

     (d) Each request for disbursement must be accompanied by Tenant's certificate describing the work, materials or other costs or expenses for which payment is requested, stating the cost incurred in connection therewith and stating that Tenant has not previously received payment for such work or expense and the certificate to be delivered by Tenant upon completion of the work will, in addition, state that the work has been substantially completed and complies with the applicable requirements of this Lease.

     (e) The Trustee may retain ten percent (10%) of the Restoration Fund until the Restoration is substantially completed.

     (f) The Restoration Fund will be kept in a separate interest-bearing federally insured account by the Trustee.

     (g) At all times the undisbursed balance of the Restoration Fund held by Trustee plus any funds contributed thereto by Tenant, at Tenant's option, will not be less than the cost of completing the Restoration, free and clear of all liens.

     (h) In addition, prior to commencement of Restoration and at any time during Restoration, if the estimated cost of Restoration, as reasonably determined by Landlord, exceeds the amount of the Restoration Fund, the amount of such excess will be paid by Tenant to the Trustee to be added to the Restoration Fund or Tenant will fund at its own expense the costs of such Restoration until the remaining

          Restoration Fund is sufficient for the completion of the Restoration. Any sum in the Restoration Fund which remains in the Restoration Fund upon the completion of Restoration will be paid to Tenant. For purposes of determining the source of funds with respect to the disposition of funds remaining after the completion of Restoration, the Net Proceeds or the Restoration Award will be deemed to be disbursed prior to any amount added by Tenant.

     (i) Notwithstanding the foregoing, so long as the GMAC Loan shall be outstanding, the Restoration Fund shall be maintained and disbursed in accordance with the terms of the GMAC Loan documents in effect as of the date hereof.

     (j)  (i)   If at any time and from time to time during the Term, any Lender applies any part of the Restoration Fund to reduce amounts owing under the Loan (other than costs of settlement), then (A)
                Landlord shall promptly send written notice of that fact to
                Tenant, and (B) Tenant may make a rejectable purchase offer (the
                "Casualty Purchase Offer") to purchase the Leased Premises for a purchase price computed in accordance with Exhibit C hereto,
                                                           ---------
                plus all other amounts which may be due and owing to Landlord by Tenant under the Lease (the "Casualty Purchase Price"). Tenant shall serve Landlord with such Casualty Purchase Offer not later than 90 days after Tenant receives notice that Lender has applied Restoration Fund proceeds to amounts owing under the Loan (other than costs of settlement).

          (ii) If Landlord elects not to accept Tenant's Casualty Purchase Offer, then Landlord will give notice thereof to Tenant within 60 days after the receipt of such offer, which notice shall be accompanied by a financing commitment or other evidence that Landlord will have available to it within 30 days an amount equal to the amount of the Restoration Fund that Lender applied to reduce amounts owing under the Loan. Landlord shall disburse such amounts to Tenant in connection with the Restoration commencing 30 days following Landlord's rejection notice in accordance with the provisions of Section 15 of this Lease and this Lease shall remain in full force and effect.

          (iii) Should Landlord fail to reject Tenant's offer to purchase by timely sending Landlord's notice and providing evidence of availability of funds under Section 15(j)(ii), then, Landlord will be deemed to have accepted Tenant's Casualty Purchase Offer.

          (iv) If Landlord accepts Tenant's Casualty Purchase Offer or is deemed to have accepted such Tenant's offer, title will close on the first Basic Rent Payment Date which occurs 90 days after Tenant served Landlord with the Casualty Purchase Offer (the date of actual closing, "Closing Date"), at noon at the local office of Landlord's counsel, or at such other time and place as the parties may agree upon, and this Lease will be automatically extended to and including the Closing Date and Tenant will pay the Casualty Purchase Price by transferring immediate funds to such account or accounts and in such bank or banks as Landlord may designate, upon delivery of a special warranty deed

                (or local equivalent) conveying the Leased Premises and all other required documents. The special warranty deed (or local equivalent) will convey title, free from encumbrances other than: (A) Permitted Encumbrances; (B) liens or encumbrances created or suffered by, through or under Tenant or arising by reason of the failure of Tenant to observe or perform any of the terms, covenants or agreements herein provided to be observed and performed by Tenant; (C) any installments of Impositions then affecting the Leased Premises; and (D) this Lease. The Casualty Purchase Price will be charged or credited, as the case may be, on the Closing Date, to reflect adjustments of Basic Rent paid or payable to and including the Closing Date, apportioned as of the Closing Date. Tenant will pay all conveyance, transfer, sales and like taxes required in connection with the purchase, regardless of who is required to pay such taxes under State or local law or custom (and Tenant will also pay to Landlord any amount necessary to yield to Landlord the entire Casualty Purchase Price if as a matter of the Law of the State or locality such tax cannot be paid directly by Tenant). If there are any liens or encumbrances against the Leased Premises which Landlord is obligated to remove (including any Mortgage), upon request made a reasonable time before the Closing Date, Landlord will provide at the Closing separate funds for the foregoing to the extent required, payable to the holder of such lien or encumbrances.

16.  Subordination to Financing.
     --------------------------


     (a)  (i)   Subject to the provisions of Section 16 (a)(ii), Tenant agrees that this Lease will at all times be subject and subordinate to the lien of any Mortgage, and Tenant agrees, upon demand, without cost, to execute instruments as may be required to further effectuate or confirm such subordination.

          (ii) Except as expressly provided in this Lease by reason of the occurrence of an Event of Default, Tenant's tenancy and Tenant's rights under this Lease will not be disturbed, terminated or otherwise adversely affected, nor will this Lease be affected, by any default under any Mortgage, and in the event of a foreclosure or other enforcement of any Mortgage, or sale in lieu thereof, the purchaser at such foreclosure sale will be bound to Tenant for the Term of this Lease (including, without limitation, any Renewal Term) the rights of Tenant under this Lease will expressly survive, and this Lease will in all respects continue in full force and effect so long as no Event of Default has occurred and is continuing. Tenant will not be named as a party defendant in any such foreclosure suit, except as may be required by law. Any Mortgage (other than a mortgage or security instrument securing the GMAC Loan) to which this Lease is now or hereafter subordinate will provide, in effect, that during the time this Lease is in force insurance proceeds and Restoration Award will be permitted to be used for Restoration in accordance with the provisions of this Lease.

     (b) Notwithstanding the provisions of Section 16(a), the holder of any Mortgage to which this Lease is subject and subordinate will have the right, at its sole option, at any time, to subordinate and subject the Mortgage, in whole or in part, to this Lease by recording a unilateral declaration to such effect, provided that such holder will have agreed that during the time this Lease is in force insurance proceeds and Restoration Award will be permitted to be used for restoration in accordance with the provisions of this Lease.

     (c) At any time prior to the expiration or termination of the Term, Tenant agrees, at the election and upon demand of any owner of the Leased Premises, or of a Lender who has granted non-disturbance to Tenant pursuant to Section 16(a) above, to attorn, from time to time, to any such owner or any Lender, upon the terms and conditions of this Lease, for the remainder of the Term. The provisions of this Section 16(c) will inure to the benefit of any such owner or any Lender, will apply notwithstanding that, as a matter of law, this Lease may terminate upon the foreclosure of the Mortgage, will be self-operative upon any such demand, and no further instrument will be required to give effect to said provisions. Notwithstanding the foregoing, however, Tenant agrees to execute any document reasonably requested by any such owner or any Lender to confirm such attornment.

     (d) Each of Tenant, Landlord and any Lender, however, upon demand of the other, agrees to execute, from time to time, instruments in confirmation of the foregoing provisions of Sections 16(a) and 16(c), reasonably satisfactory to the requesting party acknowledging such subordination, non-disturbance and attornment as are provided in such subsections and setting forth the terms and conditions of its tenancy.

     (e) Each of Tenant, Landlord and any Lender agrees that, if requested by any of the others, each will, without charge, enter into a subordination, non-disturbance and attornment agreement reasonably requested by any Lender, provided such agreement contains provisions relating to non-disturbance in accordance with the provisions of
          Section 16(a) and Tenant agrees for the benefit of such Lender that Tenant will not: (i) without in each case the prior written consent of such Lender, which will not be unreasonably withheld, conditioned or delayed, amend or modify the Lease (provided, however, such Lender, in
                                              --------  -------
          such Lender's sole discretion may withhold or condition its consent to any amendment or modification which would or could: (A) alter in any way the amount or time for payment of any Basic Rent, Additional Rent or other sum payable hereunder; (B) alter in any way the absolute and unconditional nature of Tenant's obligations hereunder or materially diminish any such obligations; (C) result in any termination prior to the end of the Initial Term; or (D) otherwise, in such Lender's reasonable judgment, adversely affect the rights or obligations of Landlord or Tenant under this Lease), or enter into any agreement with Landlord so to do; (ii) without the prior written consent of such Lender which may be withheld in such Lender's sole discretion, cancel or surrender or seek to cancel or surrender the Term of this Lease, or enter into any agreement with Landlord to do so (the parties agreeing that the foregoing will not be construed to affect the rights or obligations of Tenant, Landlord or such Lender with respect to any termination permitted under the express terms of this Lease in connection with an offer to purchase the Leased

          Premises following certain events of condemnation as provided in
          Section 13); or (iii) pay any installment of Basic Rent more than one
          (1) month in advance of the due date thereof or otherwise than in the manner provided for in this Lease.

17.  Assignment, Subleasing.
     ----------------------

     (a) Tenant may assign its interest in this Lease to a Qualified Assignee and may sublet the Leased Premises in whole or in part, from time to time, without the consent of Landlord, subject and subordinate to all of the terms of this Lease and provided that any such sublease: (1) does not extend beyond the term of the Lease; (2) is consistent with the terms of the Lease (and Landlord and any Lender shall have the right to reasonably approve the form of any such sublease); (3) is expressly by its terms subordinate to the Lease, provided, that if the Tenant defaults under the Lease while the subtenant is not in default, and the subtenant is not an affiliate of the Tenant, the subtenant's possession will not be disturbed; and (4) provides that the subtenant agrees to attorn to Landlord and any Lender and be subordinate to any Loan. Notwithstanding the foregoing, however, neither this Lease nor the leasehold estate created hereby may be mortgaged by Tenant, nor may Tenant mortgage or pledge its interest in any sublease of the Leased Premises or the rentals payable thereunder. Tenant may, without Landlord's consent, permit licensees or concessionaires to occupy portions of the Premises.


     (b) No assignment or sublease may affect or reduce any of the obligations of Tenant under this Lease, and all such obligations will continue in full force and effect as obligations of a principal and not as obligations of a guarantor, as if no assignment, mortgage, pledge or sublease had been made. Notwithstanding any assignment or subletting Tenant will continue to remain primarily liable and responsible, as a principal and not as a surety, for the payment of the Basic Rent and Additional Rent and the performance of all of its other obligations under this Lease. No assignment or sublease will impose any obligations on Landlord under this Lease except as otherwise expressly provided in this Lease. Tenant agrees that in the case of an assignment of the Lease, Tenant will, within 15 days after the execution and delivery of any such assignment, deliver to Landlord:
          (i) a duplicate original of such assignment in recordable form; and
          (ii) an agreement executed and acknowledged by the assignee in recordable form wherein the assignee shall agree to assume and agree to observe and perform all of the terms and provisions of this Lease on the part of the Tenant to be observed and performed from and after the date of such assignment, and shall agree that such assignment is subject and subordinate to all of the terms and provisions of this Lease. In the case of a sublease, Tenant will, within 15 days after the execution and delivery of such sublease, deliver to Landlord a duplicate original of such sublease.

     (c) Upon the occurrence of an Event of Default under this Lease, Landlord will have the right to collect and enjoy all rents and other sums of money payable under any sublease of any of the Leased Premises, and Tenant hereby irrevocably and unconditionally assigns such rents and money to Landlord, which assignment may be exercised upon and after (but not before) the occurrence of an Event of Default.

     (d) (i) Landlord agrees for itself, its successors and assigns, promptly upon Tenant's request, to enter into a non-disturbance and attornment agreement with any Qualified Subtenant (defined below) upon the terms described below, pursuant to which Landlord shall agree, for so long as such Qualified Subtenant is not in default under its Qualified Sublease (defined below) that the Qualified Sublease shall not be terminated as a result of any termination of this Lease and such Qualified Subtenant's use and occupancy of the Leased Premises shall not be disturbed by Landlord, and pursuant to which such Qualified Subtenant will agree to attorn to Landlord or its successor as landlord under the Qualified Sublease upon any termination of this Lease. Said agreement will further provide that nothing therein contained shall impose any obligation on the Landlord or any Lender to: (A) return or apply any security deposit under such sublease, unless such security deposit is transferred and turned over to the Landlord or any Lender or their or either of their successors; (B) expend any sums to make any installations or alterations provided to be made by the Landlord under said sublease or reimburse the Tenant under said sublease for any installations or alterations made by it;
               (C) be liable for any act or omission of Tenant as sublandlord (or any successor to Tenant as sublandlord) or be subject to any offsets or defense which such subtenant might have against Tenant as sublandlord (or any successor to Tenant as sublandlord); (D) be bound by any rent or additional rent which such subtenant might have paid for more than the current month to any prior landlord; or (E) be bound by any amendment or modification of the sublease made without the prior written consent of Landlord, the terms of which amendment or modification if included in the original sublease would have prevented such sublease from meeting the criteria for a Qualified Sublease.


          (ii) Any subtenant under a Qualified Sublease (defined below) is a "Qualified Subtenant." "Qualified Sublease" means any sublease
               (i) of all of the Leased Premises, (ii) pursuant to which the subtenant thereunder had, at the time such sublease was entered into, either a Standard & Poors rating of BBB or better or a net worth equal to or greater than $300,000,000, (iii) that is on the terms and conditions of this Lease (except that Basic Rent or Additional Rent (or both) may be higher), (iv) for a term not to exceed the Term of this Lease (and if any such Qualified Sublease includes all or part of any Renewal Term or Renewal Terms, then Tenant will be conclusively deemed to have irrevocably waived the right to issue a Renewal Term Cancellation Notice as to such Renewal Term or Renewal Terms, which waiver Tenant will confirm in writing to Landlord if requested to do so), (v) at fair market rents, confirmed by an appraisal or a broker's certification, and
               (vi) providing that such subtenant may not assign or further sublease the Leased Premises.

     (e) (i) Landlord agrees for itself, its successors and assigns, promptly upon Tenant's request, to enter into an agreement with any Qualified Assignee (defined below) pursuant to which Landlord will agree, for so long as such Qualified

                       Assignee is not in default of its obligations under this Lease, that no defaults or Event of Default shall be deemed to have occurred under this Lease by reason of the occurrence of one or more of the events designated in this Lease with respect to any party who was a Tenant under this Lease prior to the date of the assignment of this Lease to the Qualified Assignee.

               (ii) "Qualified Assignee" means any assignee of the Tenant's rights, title and interest under this Lease which, at the time of the assignment to it, had either a Standard & Poors rating of BBB or better or a net worth equal to or greater than $300,000,000.

        (f) Landlord agrees for itself, its successors and assigns, that in the event Tenant grants to any lender a chattel mortgage or other security interest that is secured by any Trade Fixtures or inventory of Tenant that is located at or used in the Leased Premises, then such lender, when authorized under the terms of the applicable loan documents, shall be permitted to enter upon the Leased Premises and to remove any or all of the Trade Fixtures or inventory of Tenant in which the lender holds a security interest. Tenant will and does agree to defend, indemnify and hold any Lender and Landlord, their respective officers, directors, shareholders, partners, beneficial owners, trustees, members, managers, agents and employees, harmless from and against any and all causes of actions, suits, demands or judgments of any nature whatsoever, losses, damages, penalties, expenses, fees, claims, costs (including response and remedial costs), and liabilities, including, but not limited to, reasonable out-of-pocket attorneys' fees and costs of litigation, arising out of or in any manner connected with such removal.


18      Permitted Contests.
        ------------------

        (a) After prior written notice to Landlord and any Lender, Tenant will not be required to: (i) pay any Imposition; (ii) comply with any Legal Requirement; (iii) discharge or remove any lien referred to in Sections 9 or 12; or (iv) take any action with respect to any violation referred to in Section 11(b) so long as Tenant shall contest, in good faith and at its expense, the existence, the amount or the validity thereof, the amount of the damages caused thereby, or the extent of its or Landlord's liability therefor, by appropriate proceedings which shall operate during the pendency thereof to prevent: (A) the collection of, or other realization upon, the Imposition or lien so contested; (B) the sale, forfeiture or loss of any of the Leased Premises, any Basic Rent or any Additional Rent to satisfy the same or to pay any damages caused by the violation of any such Legal Requirement or by any such violation; (C) any interference with the use or occupancy of any of the Leased Premises; (D) any interference with the payment of any Basic Rent or any Additional Rent; and (E) the cancellation of any fire or other insurance policy.

        (b) In no event may Tenant pursue any contest with respect to any Imposition, Legal Requirement, lien, or violation, referred to in
               Section 18(a) in such manner that exposes Landlord or any Lender to: (i) criminal liability, penalty or sanction; (ii) any civil liability, penalty or sanction for which Tenant has not made provisions reasonably acceptable to Landlord and any Lender; or (iii) defeasance of its interest in the Leased Premises.

        (c) Tenant agrees that each such contest will be promptly and diligently prosecuted to a final conclusion, except that Tenant will have the right to attempt to settle or compromise such contest through negotiations. Tenant will pay and save any Lender and Landlord harmless against any and all losses, judgments, decrees, reasonable out-of-pocket costs and expenses (including all attorneys' fees and expenses) in connection with any such contest and will, promptly after the final determination of such contest, fully pay and discharge the amounts which will be levied, assessed, charged or imposed or be determined to be payable therein or in connection therewith, together with all penalties, fines, interest, costs and expenses thereof or in connection therewith, and perform all acts the performance of which will be ordered or decreed as a result thereof.

19.     Conditional Limitations; Default Provisions.
        -------------------------------------------

        (a) The occurrence of any one or more of the following events (any such event being a "failure" or "default") will constitute an Event of Default under this Lease: (i) a failure by Tenant to make (regardless of the pendency of any bankruptcy, reorganization, receivership, insolvency or other proceedings, in law, in equity or before any administrative tribunal which had or might have the effect of preventing Tenant from complying with the provisions of this Lease): (x) any payment of Basic Rent which continues unremedied for a period of 3 business days after written notice ("Nonpayment Notice") thereof given to Tenant by Landlord; or (y) any payment of Additional Rent or other sum herein required to be paid by Tenant which continues unremedied for a period of 15 business days after a Nonpayment Notice is given to Tenant by Landlord; (ii) failure of Tenant to deliver to Landlord evidence of renewal and replacement Policies not less than 30 days prior to the expiration date(s) of such Policies as required by Section 14(b) hereof and such default shall continue for a period of 10 days after the written notice thereof is given by Landlord to Tenant, (iii) failure by Tenant to perform and observe, or a violation or breach of, any other provision in this Lease and such default continues for a period of 30 days after written notice thereof is given by Landlord to Tenant or if such default is of such a nature that it cannot reasonably be cured within such period of 30 days, such period will be extended for such longer time as is reasonably necessary provided that Tenant has commenced to cure such default within said period of 30 business days and is actively, diligently and in good faith proceeding with continuity to remedy such default not to exceed an additional 120 days; (iv) Tenant: (A) is voluntarily adjudicated a bankrupt or insolvent; (B) or voluntarily consent to the appointment of a receiver or trustee for itself or for the Leased Premises; (C) voluntarily files a petition seeking relief under the bankruptcy or other similar laws of the United States, any state or any jurisdiction; or (D) voluntarily files a general assignment for the benefit of creditors; (v) a court enters an order, judgment or decree appointing, with the voluntary consent of Tenant, a receiver or trustee for Tenant or for the Leased Premises or approving a petition filed against Tenant which seeks relief under the bankruptcy or other similar laws of the United States or any State, and such order, judgment or decree remains in force, undischarged or unstayed, 180 business days after it is entered; (vi) Tenant in any insolvency proceedings is liquidated or dissolved or voluntarily commences proceedings towards its liquidation or dissolution;(vii) the estate or interest of Tenant in the Leased Premises is levied upon or attached in any proceeding and such estate or interest is about to be sold or transferred or such process is not vacated or discharged within 180 business days after such levy or attachment; (viii) should any representation of Tenant in Section 33 hereof be untrue in any material respect as of the date made. Notwithstanding anything in the foregoing portions of this Section 19(a), if Landlord or any Lender receives notice that Tenant has not timely paid any insurance premiums required under this Lease, then either Landlord or such Lender may pay the premiums and bill Tenant for the amount of the premiums (which bill must include reasonable proof of payment of the premiums), and Tenant must pay the premiums to Landlord or such Lender, as applicable, within 15 days after receiving the bill. If Landlord or any Lender pays the insurance premiums as provided in the previous sentence, and Tenant reimburses Landlord or Lender as applicable within the 15 day period provided above, Tenant's failure to pay the premiums will not be considered to be a default under this Lease.

        (b) If any Event of Default occurs, Landlord shall have the right, at its option, to do any one or more of the following without demand upon or notice to Tenant:

               (i) Landlord may give Tenant notice (following the occurrence of an Event of Default) of Landlord's intention to terminate this Lease on a date specified in such notice (which date will be no sooner than 3 business days after the date the notice is received by Tenant (the "Termination Date"). Upon the Termination Date, unless the Event of Default for which the termination is effected is a default which can be cured by the payment of money and such Event of Default has been cured by Tenant, the Term and the estate hereby granted and all rights of Tenant hereunder will expire and terminate as if such Termination Date were the date fixed for the expiration of the Term, but Tenant will remain liable for all its obligations under this Lease through the date otherwise fixed for the expiration of the Term in Section 5, including its liability for Basic Rent and Additional Rent as provided below.

               (ii) Landlord may, whether or not the Term of this Lease has been terminated pursuant to clause (i) above give Tenant notice (following the occurrence of an Event of Default) to surrender the Leased Premises to Landlord on a date specified in such notice (which date shall be no sooner than 30 days after the date the notice is received by Tenant), at which time Tenant will surrender and deliver possession of the Leased Premises to Landlord unless the Event of Default for which the termination is effected is a default which can be cured by the payment of money and such Event of Default has been cured by Tenant within 3 business days of Landlord's notice given under this paragraph. Upon or at any time after taking possession of the Leased Premises, Landlord may remove any persons or property therefrom. Landlord will have no liability for or by reason of any such entry, repossession or removal. No such entry or repossession may be construed as an election by Landlord to terminate this Lease unless Landlord gives a written notice of such intention to Tenant pursuant to clause (i) above.


               (iii) After repossession of any of the Leased Premises pursuant to clause (ii) above, whether or not this Lease has been terminated pursuant to clause (i) above, Landlord may relet the Leased Premises or any part thereof to such tenant or tenants for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Term) for such rent, on such conditions (which may include concessions or free rent) and for such uses as Landlord, in its reasonable discretion, may determine; and Landlord will collect and receive any rents payable by reason of such reletting. The rents received on such reletting will be applied: (A) first to the reasonable and actual expenses of such reletting and collection, including without limitation necessary renovation and alterations of the Leased Premises, reasonable and actual attorneys' fees and any reasonable and actual real estate commissions paid; and
                      (B) thereafter toward payment of all sums due or to become due Landlord hereunder. If a sufficient amount to pay such expenses and sums is not realized or secured, then Tenant will pay Landlord any such deficiency monthly, and Landlord may bring an action therefor as such monthly deficiency shall arise. Landlord will not, in any event, be required to pay Tenant any sums received by Landlord on a reletting of the Leased Premises in excess of the rent provided in this Lease, but such excess will reduce the accrued present or future obligations of Tenant under this Lease. Landlord's re-entry and reletting of the Leased Premises without termination of this Lease will not preclude Landlord from subsequently terminating this Lease as set forth in this Section. Landlord may make such Alterations as Landlord in its reasonable discretion may deem advisable. Tenant agrees to pay Landlord, as Additional Rent, immediately upon demand, all reasonable out-of-pocket costs and expenses incurred by Landlord in obtaining possession, in performing Alterations and in reletting any of the Leased Premises, including fees and commissions of attorneys, architects, agents and brokers.

               (iv) If Tenant fails to make payment of any installment of Basic Rent or any Additional Rent on or before the date when each such payment is due, Tenant will pay to Landlord, an amount equal to the amount unpaid times the rate (the "Default Rate") that is the greater of (A) 4% per annum above the then current Prime Rate (defined below) or (B) the default rate owed by Landlord under its loan documents with any Lender, computed from the date such payment of Basic Rent or Additional Rent was due through and including the date of payment. The term "Prime Rate" means the prime rate of interest published in The Wall Street Journal or its successor, from time to time.

               (v) Landlord may exercise any other right or remedy now or hereafter existing by law or in equity.

        (c) In the event of any expiration or termination of this Lease or repossession of any of the Leased Premises by reason of the occurrence of an Event of Default, Tenant will pay to Landlord Basic Rent and Additional Rent through and including the date of such expiration, termination or repossession and, thereafter, Tenant will, until the end of what would have been the Term in the absence of such expiration, termination or repossession, and whether or not any of the Leased Premises have been relet, be liable to Landlord for and will pay to Landlord as liquidated and agreed current damages: (i) Basic Rent, Additional Rent and all other sums which would be payable under this Lease by Tenant in the absence of such expiration, termination or repossession, less
               (ii) the net proceeds, if any, of any reletting pursuant to
               Section 19(b)(iii), after deducting from such proceeds all of Landlord's reasonable out-of-pocket expenses in connection with such reletting (including all reasonable repossession costs, brokerage commissions, legal expenses, attorneys' fees, employees' expenses, costs of Alteration and expenses of preparation for reletting). Tenant hereby agrees to be and remain liable for all such sums and Landlord may recover such damages from Tenant and institute and maintain successive actions or legal proceedings against Tenant for the recovery of such damages. Nothing in this subsection will be deemed to require Landlord to wait to begin such action or other legal proceedings until the date when the Term would have expired by limitation had there been no such Event of Default. In addition to the foregoing, Tenant shall pay to Landlord the yield maintenance premium, if any, paid by Landlord to GMAC in connection with a repayment by Landlord of the GMAC Loan following an acceleration thereof as a result of an Event of Default by Tenant hereunder.


        (d) At any time after such expiration or sooner termination of this Lease pursuant to Section 19 or pursuant to law or if Landlord has reentered the Leased Premises, as the case may be, whether or not Landlord has recovered any amounts under Section 19(b)(iii) or 19(c), Landlord will be entitled to recover from Tenant and Tenant will pay to Landlord, on demand, as and for liquidated and agreed final damages for Tenant's default, the amount by which the Basic Rent, and all Additional Rent reserved under this
               Section 19 for the unexpired portion of the Term as if the Lease had not expired or been terminated exceeds the then fair and reasonable rental value of the Leased Premises for the same period, discounted to present worth at the annual rate of seven percent (7%), minus any such monthly deficiencies previously recovered from Tenant under Section 19(b)(iii) if applicable to such period.

        (e) If any statute or rule of law governing a proceeding in which such liquidated final damages provided for in Section 19(d) are to be proved shall validly limit the amount thereof to an amount less than the amount above agreed upon, Landlord will be entitled to the maximum amount allowable under such statute or rule of law.

20.     Additional Rights of Landlord and Tenant.
        ----------------------------------------

        (a) No right or remedy conferred upon or reserved to Landlord in this Lease is intended to be exclusive of any other right or remedy; and each and every right and remedy is cumulative and in addition to any other right or remedy contained in this Lease. No delay or failure by Landlord or Tenant to enforce its rights under this Lease will be construed as a waiver, modification or relinquishment of such rights. In addition to the other remedies provided in this Lease, Landlord and Tenant will be entitled, to the extent permitted by applicable law, to injunctive relief in case of the violation or attempted or threatened violation of any of the provisions of this Lease, or to specific performance of any of the provisions of this Lease.

        (b) Tenant waives and surrenders for itself and all those claiming under it, including creditors of all kinds, any right and privilege which it or any of them may have under any present or future law to redeem any of the Leased Premises or to have a continuance of this Lease after termination of this Lease or of Tenant's right of occupancy or possession pursuant to any court order or any provision of this Lease.

        (c) Landlord waives any right to distrain or levy upon Trade Fixtures or any property of Tenant and any Landlord's lien or similar lien upon Trade Fixtures and any other property of Tenant regardless of whether such lien is created or otherwise. Landlord agrees at the request of Tenant, to execute a waiver of any Landlord's or similar lien for the benefit of any present or future holder of a security interest in or lessor of any of Trade Fixtures or any other personal property of Tenant.

        (d) Landlord acknowledges and agrees in the future to acknowledge (in a written form reasonably satisfactory to Tenant) to such persons and entities at such times and for such purposes as Tenant may reasonably request that the Trade Fixtures are Tenant's property and not part of the Improvements (regardless of whether or to what extent such Trade Fixtures are affixed to the Improvements) or otherwise subject to the terms of this Lease.

        (e) Each of Tenant and Landlord (each, a "Paying Party") agrees to pay to the other party (each, a "Demanding Party") any and all reasonable out-of-pocket costs and expenses incurred by the Demanding Party in connection with any litigation or other action instituted by the Demanding Party to enforce the obligations of the Paying Party under this Lease, to the extent that the Demanding Party has prevailed in any such litigation or other action. Any amount payable by Tenant to Landlord pursuant to this
               Section 20(e) will be due and payable by Tenant to Landlord as Additional Rent. No sum payable by Landlord to Tenant under this
               Section 20(e) will be payable or recoverable from any sums pledged or assigned (or intended to have been pledged or assigned) by Landlord to any Lender, Tenant's right to recover such sums from Landlord being subordinate to the rights of any Lender, such sums only being recoverable after payment to any Lender in full of the Loan as constituted on the date of this Lease. As used in this Section, "costs and expenses" shall include, without limitation, reasonable out-of-pocket attorneys' fees at trial, on appeal and on any petition for review, and in any proceeding in bankruptcy, in addition to all other sums provided by law.

21.     Notices. All notices, demands, requests, consents, approvals, offers,
        -------
        statements and other instruments or communications required or permitted to be given pursuant to the provisions of this Lease (collectively, "Notice" or "Notices") must be in writing and, unless otherwise specified in this Lease, will be deemed to have been given for all purposes (except for the purpose of Tenant's notice to Landlord under Section 3(e), requesting that any Lender enter into an Easement, which notice must be sent only in the manner prescribed in the following clause (i)): (i) three days after having been sent by United States mail, by registered or certified mail, return receipt requested, postage prepaid, addressed to the other party at its address as stated below; or (ii) one day after having been sent by Federal Express, United Parcel or other nationally recognized air courier service.

               If to Landlord:

                      At the addresses set forth on Exhibit D to this Lease.
                                                    ---------

               If to Tenant:

                      Galyan's Trading Company, Inc.
                      2437 East Main Street
                      Plainfield, IN 46168
                      Attn: President

               With copies to:

                      The Limited, Inc.
                      Three Limited Parkway
                      P.O. Box 16000
                      Columbus, OH 43216
                      (Columbus, OH 43230 for overnight deliveries)
                      Attention: Corporate Real Estate

               And:

                      Freeman Spogli & Co.
                      599 Lexington Avenue
                      New York, NY 10022
                      Attn: Todd Halloran

               And:

                      O'Melveny & Myers LLC
                      One Citicorp Center
                      153 East 53rd Street
                      New York, NY 10022
                      Attn: Jeffrey Rosen, Esq.

        If any Lender has advised Tenant by Notice in the manner described above that it is the holder of a Mortgage and states in such Notice its address for the receipt of Notices, then simultaneously with the giving of any Notice by Tenant to Landlord, Tenant will send a copy of such Notice to such Lender in the manner described above. For the purposes of this Section 21, any party may substitute its address by giving 15 days' notice to the other party in the manner provided above. Any Notice may be given on behalf of any party by its counsel.

22.     Estoppel Certificates. Landlord and Tenant will at any time and from
        ---------------------
        time to time, upon not less than 20 days' prior written request by the other, execute, acknowledge and deliver to the other a statement in writing, certifying: (i) that this Lease is unmodified and in full effect (or, if there have been modifications, that this Lease is in full effect as modified, setting forth such modifications); (ii) the dates to which Basic Rent, payable hereunder has been paid; (iii) that to the knowledge of the signer of such certificate (after due inquiry) no default by either Landlord or Tenant exists under this Lease or specifying each such default of which the signer may have knowledge;
        (iv) the remaining Term under this Lease; (v) with respect to a certificate signed on behalf of Tenant, that to the knowledge of the signer of such certificate (after due inquiry), there are no proceedings pending or threatened against Tenant before or by any court or administrative agency which if adversely decided would materially and adversely affect the financial condition and operations of Tenant or if any such proceedings are pending or threatened to said signer's knowledge, specifying and describing the same; and (vi) such other matters as may reasonably be requested by the party requesting the certificate. It is intended that any such statements may be relied upon by any Lender, the recipient of such statements or their assignees or by any prospective purchaser, assignee or subtenant of the Leased Premises.

23.     Surrender and Holding Over.
        --------------------------

        (a) Upon the expiration or earlier termination of this Lease, Tenant will peaceably leave and surrender the Leased Premises (except as to any portion thereof with respect to which this Lease has previously terminated) to Landlord. Tenant will remove from the Leased Premises on or prior to such expiration or earlier termination the Trade Fixtures and personal property which is owned by Tenant or third parties other than Landlord, and Tenant at its expense will, on or prior to such expiration or earlier termination, repair any damage caused by such removal. Trade Fixtures and personal property not so removed by the fifth day after the end of the Term or within thirty days after the earlier termination of the Term for any reason whatsoever will become the property of Landlord, and Landlord may thereafter cause such property to be removed from the Leased Premises without any liability to Tenant or any third party whose personal property Tenant permitted to be placed at the Leased Premises. The reasonable out-of-pocket cost of removing and disposing of such property and repairing any damage to any of the Leased Premises caused by such removal and the reimbursement cost owed to any third party whose personal property Tenant permitted to be placed at the Leased Premises will be borne by Tenant. Landlord will not in any manner or to any extent be obligated to reimburse Tenant for any property which becomes the property of Landlord as a result of such expiration or earlier termination.

        (b) Any holding over by Tenant of the Leased Premises after the expiration or earlier termination of the Term of this Lease or any extensions of this Lease, with the consent of Landlord, will operate and be construed as tenancy from month to month only, at 200% of the Basic Rent in effect immediately preceding the holdover and otherwise upon the same terms and conditions as contained in this Lease. Notwithstanding the foregoing, any holding over without Landlord's consent will entitle Landlord, in addition to collecting Basic Rent at a rate of 200% of the Basic Rent as provided under the previous sentence, to exercise all rights and remedies provided by law or in equity, including the remedies of
               Section 19(b).

24.     No Merger of Title. There will be no merger of this Lease nor of the
        ------------------
        leasehold estate created by this Lease with the fee estate in or ownership of any of the Leased Premises by reason of the fact that the same person, corporation, firm or other entity may acquire or hold or own, directly or indirectly: (a) this Lease or the leasehold estate created by this Lease or any interest in this Lease or in such leasehold estate; and (b) the fee estate or ownership of any of the Leased Premises or any interest in such fee estate or ownership. No such merger will occur unless and until all persons, corporations, firms and other entities having any interest as owner, lien holder, lessee or otherwise in: (i) this Lease or the leasehold estate created by this Lease; and
        (ii) the fee estate in or ownership of the Leased Premises or any part thereof sought to be merged join in a written instrument effecting such merger and duly record the same.

25.     Definition of Landlord.
        ----------------------

        (a) Anything contained in this Lease to the contrary notwithstanding, any claim based on or in respect of any liability of Landlord under this Lease will be enforced only against the Landlord's interest in the Leased Premises and will not be enforced against the Landlord individually or personally.

        (b) The term "Landlord" as used in this Lease so far as covenants or obligations on the part of Landlord are concerned, will be limited to mean and include only the owner or owners of the Leased Premises or holder of the Mortgage in possession of the Leased Premises at the time in question. In the event of any transfer or transfers of the title of the Leased Premises, the Landlord named in this Lease (and in case of any subsequent transfers or conveyances, the then grantor) shall be automatically freed and relieved from and after the date of such transfer and conveyance of all personal liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed.

26.     Hazardous Substances.
        --------------------

        (a) Tenant agrees that it will not on, about, or under the Leased Premises, make, release, treat or dispose of any "hazardous substances" as that term is defined in the Comprehensive Environmental Response, Compensation and Liability Act, and the rules and regulations promulgated pursuant thereto, as from time to time amended, 42 U.S.C.(SS).9601 et seq. (the "Act") or any other federal, state, or local law applicable to the Leased premises regulating the use, storage, release, transportation or any other aspect of Hazardous Materials, as defined below (collectively, "Environmental Law"); but the foregoing will not prevent the use of any hazardous substances strictly in accordance with applicable laws and regulations. Tenant represents and warrants that it will at all times comply with the Act and any other federal, state or local Laws governing "Hazardous Materials". "Hazardous Materials" means all chemicals, petroleum, crude oil or any fraction thereof, hydrocarbons, polychlorinated biphenyls
               (PCBs), asbestos, asbestos-containing materials and/or products, urea formaldehyde, or any substances which are classified as "hazardous" or "toxic" under the Act; hazardous waste as defined under the Solid Waste Disposal Act, as amended 42 U.S.C.(SS). 6901 et seq.; air pollutants regulated under the Clean Air Act, as amended, 42 U.S.C.(SS). 7401, et seq.; pollutants as defined under the Clean Water Act, as amended, 33 U.S.C.(SS). 1251, et seq., any pesticide as defined by Federal Insecticide, Fungicide, and Rodenticide Act, as amended, 7 U.S.C.(SS). 136, et seq., any hazardous chemical substance or mixture or imminently hazardous substance or mixture regulated by the Toxic Substances Control Act, as amended, 15 U.S.C.(SS). 2601, et Seq., any substance listed in the United States Department of Transportation Table at 45 CFR l72.101; any chemicals included in regulations promulgated under the above listed statutes; any explosives, radioactive material, and any chemical or other substance regulated by federal, state or local statutes similar to the federal statutes listed above and regulations promulgated under such federal, state or local statutes.


        (b) To the extent required by the Act and/or any federal, state or local Laws governing Hazardous Materials, Tenant will remove any hazardous substances (as defined in the Act) and Hazardous Materials (as defined above) whether now or hereafter existing on the Leased Premises and whether or not arising out of or in any manner connected with Tenant's occupancy of the Leased Premises during the Term. In addition to, and without limiting Section 10 of this Lease Tenant will and does agree to defend, indemnify and hold any Lender and Landlord, their respective officers, directors, shareholders, partners, beneficial owners, trustees, members, managers, agents and employees, harmless from and against any and all causes of actions, suits, demands or judgments of any nature whatsoever, losses, damages, penalties, expenses, fees, claims, costs (including response and remedial costs), and liabilities, including, but not limited to, reasonable out-of-pocket attorneys' fees and costs of litigation, arising out of or in any manner connected with: (i) the violation of any applicable Environmental Law with respect to the Leased Premises or Tenant's or any other person's or entity's prior ownership of the Leased Premises; (ii) the "release" or "threatened release" of or failure to remove, as required by this
               Section 26, "hazardous substances" (as defined in the Act) and Hazardous Materials (as defined above) at or from the Leased Premises or any portion or portions thereof, including any past or current release and any release or threatened release during the initial Term and any extension or Renewal Term whether or not arising out of or in any manner connected with Tenant's occupancy of the Leased Premises during the initial Term or any extension or Renewal Term.

        (c) Tenant agrees that it will not install any underground storage tank at the Leased Premises without specific, prior written approval from the Landlord and any Lender, which may be withheld in Landlord's or such Lender's sole discretion. The Tenant agrees that it will not store combustible or flammable materials on the Leased Premises in violation of the Act or any other federal, state or local Laws governing Hazardous Materials.

        (d) If Landlord shall have reason to believe that the Leased Premises shall not be in compliance with Environmental Law, a "release" of Hazardous Materials shall have occurred in, on, under or from the Leased Premises, or there shall be Hazardous Materials in, on or under the Leased Premises that are not in compliance with all Environmental Laws, upon Landlord's written request Tenant shall perform an environmental assessment for the benefit of Landlord and Lender which shall be prepared at Tenant's expense, provided that Landlord shall reimburse Tenant for the actual cost of such report to the extent that (a) such report reveals no violation of Environmental Laws and (b) such report was not legally required of owners or possessors of real property in the locality where the Leased Premises are situated.

27.     Entry by Landlord. Landlord and its authorized representatives (which
        -----------------
        includes, without limitation, any Lender) will have the right upon reasonable notice (which shall be not less than 2 business days except in the case of emergency) to enter the Leased Premises at all reasonable business hours (and at all other times in the event of an emergency):
        (a) for the purpose of inspecting the same or for the purpose of doing any work under Section 11(c), and may take all such action thereon as may be necessary or appropriate for any such purpose (but nothing contained in this Lease or otherwise will create or imply any duty upon the part of Landlord to make any such inspection or do any such work); and (b) for the purpose of showing the Leased Premises to prospective purchasers and mortgagees and, at any time within 6 months prior to the expiration of the Term of this Lease for the purpose of showing the same to prospective tenants. No such entry will constitute an eviction of Tenant but any such entry will be done by Landlord in such reasonable manner as to minimize any disruption of Tenant's business operation.

28.     Financial Information.
        ---------------------


        (a) Tenant agrees to deliver the financial information hereinafter described to Landlord: within 120 days after the end of each fiscal year of Tenant, a balance sheet of Tenant and its consolidated subsidiaries, if any, as at the end of such year, a statement of changes in Tenant's financial position for such year, and a statement of operations and cash flows of Tenant and its consolidated subsidiaries, if any, for such year, setting forth in each case, in comparative form, the corresponding figures for the preceding fiscal year in reasonable detail and scope and certified by independent certified accountants of recognized national standing selected by Tenant; and within 45 days after the end of each fiscal quarter of Tenant (other than the fourth fiscal quarter) a balance sheet of Tenant and its consolidated subsidiaries, if any, as at the end of such quarter and statements of operations and cash flows of Tenant and its consolidated subsidiaries, if any, for such quarter, setting forth in each case, in comparative form, the corresponding figures for the similar quarter of the preceding year, in reasonable detail and scope and certified by a financial officer of Tenant having knowledge thereof; the foregoing financial statements all being prepared in accordance with generally accepted accounting principles, consistently applied (subject, in the case of quarterly statements, to year-end adjustments and the absence of footnotes). Tenant shall also deliver to Landlord with the foregoing financial statements a quarterly statement of total expenses incurred and total cost of all capital improvements with respect to the Leased Premises for such calendar quarter. It is understood that all such financial statements may contain a legend restricting the use that may be made of such information and precluding public access thereto and that acceptance of such financial statements constitutes the agreement by the recipients thereof to comply with such legend, provided, however, that Landlord shall not have any liability for, in connection with or arising from any failure of any recipient of such financial statements to comply with such legend. Notwithstanding the foregoing, in the event that Tenant shall become a publicly owned corporation, Tenant will deliver to Landlord when filed with the Securities and Exchange Commission, copies of the Forms 10Q and 10K of Tenant.

        (b)    Landlord agrees to keep all information delivered by Tenant under
               Section 28(a) confidential, provided that this confidentiality requirement will not apply to information of a public nature or learned by Landlord from any source other than Seller. Nothing contained in this Section 28(b) will prohibit Landlord from disclosing information: (i) to (A) institutional investors which, directly or indirectly, provide financing for Landlord acquisition of the Leased Premises on the date of this Lease, (B) such other institutional investors which acquire Landlord's interest in this Lease and the Premises, or from time to time provide or may be willing to provide, directly or indirectly, such financing to Landlord, (C) Landlord's agents, (D) prospective investors in Landlord, and (E) Landlord's consultants, as long as each such party referred to in this clause (i) enters into an agreement with Landlord and Tenant to keep such information confidential, (ii) to Landlord's members, partners and shareholders (provided that such parties will be obligated to abide by the provisions of this Section 28(b)),
               (iii) as required by any applicable securities requirement, law, or court order, or (iv) in any action between the Tenant and any such parties. The provisions of this Section 28(b) will survive the expiration or earlier termination of this Lease.


29.     No Usury. The intention of the parties being to conform strictly to the
        --------
        applicable usury laws, whenever any provision herein provides for payment by Tenant to Landlord of interest at a rate in excess of the legal rate permitted to be charged, such rate herein provided to be paid will be deemed reduced to such legal rate.

30.     Separability. Each and every covenant and agreement contained in this
        ------------
        Lease is, and will be construed to be, a separate and independent covenant and agreement, and the breach of any such covenant or agreement by Landlord will not discharge or relieve Tenant from its obligation to perform the same. If any term or provision of this Lease or the application thereof to any provision of this Lease or the application thereof to any person or circumstances will to any extent be invalid and unenforceable, the remainder of this Lease, or the application of such term or provision to person or circumstances other than those as to which it is invalid or unenforceable, will not be affected thereby, and each term and provision of this Lease will be valid and will be enforced to the extent permitted by law.

31.     Miscellaneous.
        -------------

        (a) Unless otherwise stated, all section references in this Lease refer to sections of this Lease. The section headings in this Lease are used only for convenience in finding the subject matters and are not part of this Lease or to be used in determining the intent of the parties or otherwise interpreting this Lease.

        (b) As used in this Lease the singular includes the plural as the context requires and the following words and phrases shall have the following meanings: (i) "including" means "including but not limited to"; (ii) "provisions" means "provisions, terms, agreements, covenants and/or conditions"; (iii) "lien" means "lien, charge, encumbrance; title retention agreement, pledge, security interest, mortgage and/or deed of trust"; and (iv) "obligation" means "obligation, duty, agreement, liability, covenant or condition".

        (c) Any act which Landlord is permitted to perform under this Lease may be performed at any time and from time to time by Landlord or any person or entity designated by Landlord. Any act which Tenant is required to perform under this Lease will be performed at Tenant's sole cost and expense without contribution by or charge to Landlord at any time.

        (d) This Lease may be modified, amended, discharged or waived only by an agreement in writing signed by the party against whom enforcement of any such modification, amendment, discharge or waiver is sought.

        (e) The covenants of this Lease will run with the Land and bind Tenant, the successors and assigns of Tenant and all present and subsequent encumbrances and subtenants of any of the Leased Premises, and will inure to the benefit of and bind Landlord, its successors and assigns.

        (f) This Lease will be simultaneously executed in several counterparts, each of which when so executed and delivered will constitute an original, fully enforceable counterpart for all purposes.

        (g) This Lease will be governed by and construed according to the laws of the State in which the Leased Premises is located.

        (h) Wherever the consent or approval of Landlord is required under this Lease, unless otherwise specified, Landlord agrees that it will not unreasonably withhold or delay such consent or approval.

32.     Right of First Refusal.
        ----------------------

        (a) Landlord will not at any time during the Term sell or convey or agree to sell or convey the Leased Premises without first having complied with the requirements of this Section 32. If Landlord desires to sell or convey all or any portion or portions of the Leased Premises, Landlord will obtain from a third party a bona fide arms' length written offer (the "Offer"), acceptable to Landlord, to purchase all or such portion of the Leased Premises; and Landlord will submit a written copy of the Offer to Tenant and will give Tenant 10 days within which to elect to purchase the portion of the Leased Premises which is the subject of the Offer (the "Subject Premises") on the precise terms and conditions of the Offer (except that if the Offer is in whole or in part for consideration other than cash, Tenant will have the right to pay in cash the fair market value of such non-cash consideration). If Tenant elects to so purchase the Subject Premises, Tenant will give to Landlord written notice thereof ("Acceptance Notice") and closing will be held within 60 days after the date of the Acceptance Notice, whereupon Landlord will convey the Subject Premises to Tenant. At closing, Landlord will deliver to Tenant a special warranty deed (or local equivalent), sufficient to convey to Tenant fee simple title to the Subject Premises free and clear of all liens, restrictions and encumbrances, except for the Permitted Encumbrances, liens or encumbrances created or suffered by, through or under Tenant or arising by reason of the failure of Tenant to have observed or performed any term, covenant or agreement under this Lease to be observed or performed by Tenant, the lien of any Impositions then affecting the Leased Premises, this Lease and, if the Subject Premises are to be conveyed subject to the outstanding balance of the Loan, the Mortgage and all other Loan documents.


        (b) Despite Landlord's sale, from time to time, of any portion or portions of the Leased Premises, this right of first refusal will continue as to all remaining portions of the Leased Premises. If Tenant elects not to purchase the Subject Premises, Landlord may thereafter sell the Subject Premises which are the subject of the Offer only to the party making the Offer or its assignee(s) and only in accordance with the terms thereof, unless a further Offer is submitted to Tenant in accordance with this Section 32; provided, however, that Landlord will not be required to submit such offer to Tenant if the revised Purchase Price (including the fair market value of any non-cash consideration) is not less than 97.5% of the purchase price (including the fair market value of any non-cash consideration) listed in the original Offer. To prevent Landlord from defeating the rights of Tenant under this
               Section 32, Landlord agrees that Landlord will at no time accept an offer to purchase all or any portion of the Leased Premises together with any other property, except for (i) other property which is leased to Tenant or an affiliate of Tenant, or (ii) sales of multiple properties (including the Leased Premises) as to which the Leased Premises is separated from the multiple-property sale upon Tenant's request, a separate purchase price is set for the Leased Premises and Tenant's rights under this
               Section 32 are otherwise preserved. In no event will the provisions of this Section 32 or the rights and privileges of Tenant under this Section 32 be construed as limiting in any manner any other rights granted elsewhere in this Lease to Tenant.

        (c) Notwithstanding anything to the contrary in this Lease, the provisions of this Section 32 will not apply to: (i) any sale or conveyance of the Leased Premises in foreclosure (or similar proceeding) of a bona-fide mortgage or deed of trust or to any conveyance in lieu of foreclosure of such a mortgage or deed of trust; or (ii) any sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the beneficial ownership interest, membership interest or other equity interest in Landlord, or the change of the trustee, manager or other controlling person of the Landlord.

        (d) If Landlord obtains an Offer with respect to a sale or conveyance of all or any portion of the Leased Premises, and sells the Leased Premises (to Tenant or anyone else) Tenant hereby acknowledges and consents as follows: (i) any such sale or conveyance during any period in which the Loan may not be prepaid will be subject to the outstanding balance of the Loan, and, if Tenant is entitled to, and does, exercise its rights under this
               Section 32, the Loan, Note, Mortgage and other Loan documents will be assumed by Tenant, and the lien of the Mortgage may not be released during such period; (ii) such sale will be in accordance with and subject to the terms and provisions of the Note and Mortgage, whether such purchase contemplates the purchase of the Leased Premises subject to the lien of the Mortgage or for a release of the lien of the Mortgage; and (iii) if the lien of the Mortgage is not released in connection with such sale of the Leased Premises, and if Tenant acquires the Leased Premises, no merger of title will occur and this Lease and any guaranty of this Lease will remain in full force and effect in accordance with their terms.

        (e) If Tenant has agreed to purchase the Subject Premises pursuant to an Offer under which the third party offeror was to acquire the Subject Premises under and subject to the lien of the Mortgage, and if such purchase by Tenant of the Subject Premises occurs at a time when the Loan may be prepaid, Tenant may purchase the Subject Premises for cash free and clear of the Mortgage but only if: (i) the cash portion of the Offer is increased by an amount equal to the principal and interest secured by the Mortgage; and
               (ii) Tenant pays (in addition to the purchase price) all prepayment premiums, yield maintenance amounts, satisfaction fees and other sums which become owing as a result of such prepayment; all to the end and effect that Landlord will net the same amount as Landlord would have netted had the Subject Premises been sold under and subject to the lien of the Mortgage, pursuant to the Offer. Otherwise, Tenant shall be responsible (with Landlord's cooperation) for obtaining any required Lender consent to the transfer.

33.     Tenant Representations. Tenant hereby represents and warrants to
        ----------------------
        Landlord as follows:



        (a) Tenant is duly organized, validly existing and in good standing as a corporation under the laws of the State of Indiana and is qualified to do business and is in good standing in the State of Indiana.

        (b) Tenant has all requisite power and authority, has taken all actions required by its organizational documents and applicable law, and has obtained all consents that are necessary to authorize or enable it to executive and deliver this Lease and the Lease Memorandum being executed concurrently herewith and to perform the obligations of Tenant as set forth in this Lease. The representatives executing this Lease and the Lease Memorandum on Tenant's behalf have been duly authorized and are empowered to bind Tenant to this Lease and the Lease Memorandum.

        (c) Neither the execution of this Lease and the Lease Memorandum by Tenant nor the consummation by Tenant of the transactions contemplated thereby will (i) conflict with, or result in a breach of, the terms, conditions, or provisions of, or constitute a default under, or result in a termination of, any material agreement or instrument to which Tenant is a party (this representation being made to the knowledge of the current management of Tenant as to matters prior to the date of this Lease) and which would have a material adverse effect on

               Tenant's ability to perform its obligations hereunder, (ii) violate any restriction to which Tenant is subject (this representation being made to the knowledge of the current management of Tenant as to matters prior to the date of this Lease) and which would have a material adverse effect on Tenant's ability to perform its obligations hereunder, or (iii) constitute a violation of any applicable code, resolution, law, statute, regulation, ordinance, judgment, rule, decree or order of which Tenant is aware and which would have a material adverse effect on Tenant's ability to perform its obligations hereunder.

        (d) The execution and delivery of this Lease and the performance of its terms by Tenant do not and will not conflict with or result in a breach of any of the terms, provisions or conditions of the articles of incorporation or bylaws of Tenant presently in effect.

        (e) This Lease has been duly authorized by all necessary action on the part of Tenant, has been duly executed and delivered by Tenant, and constitutes the legally valid and enforceable obligations of Tenant, enforceable in accordance in accordance with it terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or by equitable principles or local landlord/tenant law relating to or limiting the rights of landlords generally.

34.     Landlord Representations. Landlord hereby represents and warrants to
        ------------------------
        Tenant as follows:


        (a) Landlord has all requisite power and authority, has taken all actions required by its organizational documents and applicable law, and has obtained all consents that are necessary to authorize or enable it to executive and deliver this Lease and the Lease Memorandum being executed concurrently herewith. The representatives executing this Lease and the Lease Memorandum on Landlord's behalf have been duly authorized and are empowered to bind Landlord to this Lease and the Lease Memorandum.

        (b) The execution and delivery of this Lease do not and will not conflict with or result in a breach of any of the terms, provisions or conditions of the certificate of formation or limited liability company agreement of Landlord presently in effect.

        (c) This Lease has been duly authorized by all necessary action on the part of Landlord, has been duly executed and delivered by Landlord, and constitutes the legally valid obligations of Landlord.

               IN WITNESS WHEREOF, Landlord and Tenant have caused this instrument to be executed as of the day and year first written above.

                      Landlord:   CP GAL PLAINFIELD, LLC,
                                  a Delaware limited liability company

                                     /s/ Howard G. Sands
                                  By:-------------------------------------
                                     Howard G. Sands, Manager

                      Tenant:     GALYAN'S TRADING COMPANY, INC.,
                                  an Indiana corporation

                                         /s/ Joel L. Silverman
                                  By:------------------------------
                                             Joel L. Silverman
                                  Name:----------------------------
                                             President
                                  Title:---------------------------

                                   Exhibit A

                            Description of Property
                            -----------------------

Lot 1 of the Final Plat - Westcor, Phase 1 "An Incremental Phase Plat of Westcor" being a part of the North Half of Section 31, Township 15 North, Range 2 East located in Plainfield, Indiana and recorded as Instrument Number 9700007298 in Plat Cabinet 4, Slide 87, pages 1 & 2 in the Office of the Recorder of Hendricks County, Indiana.

                                                Exhibit B

                                                Store # 0
                                                Plainfield, IN



        Lease Year      Sept 1-Aug 31        Annual          Monthly
       ------------     -------------     ------------     -----------
           1             1999-2000        $ 725,000.00     $ 60,416.67
           2             2000-2001          735,875.04       61,322.92
           3             2001-2002          746,913.12       62,242.76
           4             2002-2003          758,116.80       63,176.40
           5             2003-2004          769,488.60       64,124.05
           6             2004-2005          781,030.92       65,085.91
           7             2005-2006          792,746.40       66,062.20
           8             2006-2007          804,637.56       67,053.13
           9             2007-2008          816,707.16       68,058.93
          10             2008-2009          828,957.72       69,079.81
          11             2009-2010          841,392.12       70,116.01
          12             2010-2011          854,013.00       71,167.75
          13             2011-2012          866,823.24       72,235.27
          14             2012-2013          879,825.60       73,318.80
          15             2013-2014          893,022.96       74,418.58
          16             2014-2015          906,418.32       75,534.86
          17             2015-2016          920,014.56       76,667.88
          18             2016-2017          933,814.80       77,817.90
          19             2017-2018          947,822.04       78,985.17
          20             2018-2019          962,039.40       80,169.95


First Option             2019-2024          962,039.40       80,169.95

Second Option            2024-2029        1,034,192.40       86,182.70

Third Option             2029-2034        1,111,756.80       92,646.40

Fourth Option            2034-2039        1,195,138.56       99,594.88

Fifth Option             2039-2044        1,284,774.00      107,064.50

Sixth Option             2044-2049        1,381,132.08      115,094.34

Seventh Option           2049-2054        1,484,717.04      123,726.42

Eighth Option            2054-2059        1,596,070.80      133,005.90